    As filed with the Securities and Exchange Commission on October 20, 1994

                                                        Registration No. 33-
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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               ------------------
                                    FORM S-3

                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933
                               ------------------

         INTEL CORPORATION                   INTEL OVERSEAS CORPORATION
    (Exact name of registrant as            (Exact name of registrant as
       specified in its charter)             specified in its charter)
                  Delaware                                        California
          (State of Incorporation)                         (State of Incorporation)
                 94-1672743                                       77-00533722
    (I.R.S. Employer Identification No.)             (I.R.S. Employer Identification No.)

                         2200 Mission College Boulevard
               Santa Clara, California 95052-8119, (408) 765-8080

  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                             F. Thomas Dunlap, Jr.
                               Intel Corporation
                           Intel Overseas Corporation
                         2200 Mission College Boulevard
               Santa Clara, California 95052-8119, (408) 765-8080

 (Name, address, including zip code, and telephone number, including area code, of registrants' agent for service)

                                   Copies to:

                                 Scott T. Smith
                              Katharine A. Martin
                           Pillsbury Madison & Sutro
             2700 Sand Hill Road, Menlo Park, California 94025-7111
                               ------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/
     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the combined prospectus contained herein also relates to Registration Statements on Form S-3 Nos. 33-58964, 33-20117 and 33-54220.
                               ------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                                              Proposed
                                                                               Proposed        maximum
                    Title of each class                         Amount          maximum       aggregate    Amount of
                       of securities                             to be         offering       offering    registration
                     to be registered                         registered    price per share    price(1)      fee(1)

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

Common Stock, $.001 par value of Intel Corporation
Preferred Stock, $.001 par value of Intel Corporation
Depositary Shares of Intel Corporation
Debt Securities of Intel Corporation
Warrants to Purchase Common Stock of Intel Corporation
Warrants to Purchase Preferred Stock of Intel Corporation         (2)             (2)        $1,000,000       $345
Third Party Warrants
Warrants to Purchase Debt Securities of Intel Corporation
Foreign Currency Exchange Warrants
Stock Index Warrants
Other Warrants
Debt Securities of Intel Overseas Corporation
Guarantees of Intel Corporation(3)

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- ---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2) Not applicable pursuant to Form S-3 General Instruction II(D) under the Securities Act of 1933.

(3) To be issued in connection with Debt Securities of Intel Overseas
    Corporation.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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

PROSPECTUS
- -----------------
                               INTEL CORPORATION

 Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants to
    Purchase Common Stock, Warrants to Purchase Preferred Stock, Third Party Warrants, Warrants to Purchase Debt Securities, Foreign Currency Exchange
Warrants, Stock Index Warrants, Other Warrants and Guarantees of Debt Securities
                         of Intel Overseas Corporation

                           INTEL OVERSEAS CORPORATION

                                Debt Securities

     Intel Corporation, a Delaware corporation ("Intel"), or Intel Overseas Corporation, a California corporation ("Intel Overseas"), as the case may be, directly or through agents, dealers or underwriters designated from time to time, may issue and sell from time to time up to $1,361,000,000 in the aggregate, subject to the limitations set forth below, of (a) shares of common stock, $0.001 par value per share of Intel ("Common Stock"), (b) shares of preferred stock, $0.001 par value per share of Intel ("Preferred Stock"), in one or more series, (c) depositary shares of Intel ("Depositary Shares"), (d) debt securities of Intel ("Intel Debt Securities"), (e) options, warrants and other rights to purchase shares of Common Stock ("Common Stock Warrants") or shares of Preferred Stock ("Preferred Stock Warrants"), (f) options, warrants and other rights to purchase shares of capital stock or debt of another corporation or other entity ("Third Party Warrants"), (g) options, warrants and other rights to purchase Intel Debt Securities ("Debt Warrants"), (h) options, warrants and other rights issued by Intel entitling the holders thereof to receive, upon exercise, the cash value in U.S. dollars of the right to purchase or sell an amount of non-U.S. currency or currencies for a specified amount of U.S. dollars, such value to be based on the exchange rate prevailing at the time of payment of the U.S. dollar either as compared to a specified non-U.S. currency or currency unit or as determined by reference to an index of specified currencies or currency units ("Currency Warrants"), (i) options, warrants and other rights issued by Intel entitling the holders thereof to receive, upon exercise, an amount in cash determined by reference to decreases, increases or other measurements in the level of a specified stock index which may be based on U.S. or foreign stocks or a combination thereof ("Stock Index Warrants") (j) options, warrants or other rights relating to other items or indices ("Other Warrants") and (k) debt securities of Intel Overseas, which will be fully and unconditionally guaranteed (the "Guarantee") by Intel ("Intel Overseas Debt Securities," and together with the Intel Debt Securities, "Debt Securities"), or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Common Stock Warrants, Preferred Stock Warrants, Third Party Warrants, Debt Warrants, Currency Warrants, Stock Index Warrants, Other Warrants and Guarantees are collectively referred to herein as the "Securities." The aggregate dollar amount available hereunder is covered by four registration statements filed with the Securities and Exchange Commission, each of which relates to one or more of the types of Securities offered hereby; most of the types of Securities are covered by more than one of the registration statements. See "Available Information." Of the $1,361,000,000 of Securities remaining available, $150,000,000 can only be designated as Stock Index Warrants and only $1,031,000,000 is available as Intel Overseas Debt Securities and $1,211,000,000 is generally available.
                            ------------------------

     Additional information regarding the Securities is set forth on the inside front cover.
                            ------------------------

     Certain of the Securities to be offered hereby involve a high degree of risk. The risks associated with a Security will be set forth in the Prospectus Supplement relating to such Security.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     Intel and Intel Overseas may sell the Securities to or through underwriters, dealers or agents or directly to purchasers. See "Plan of Distribution." Intel and Intel Overseas reserve the sole right to accept and, together with their respective agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, and any applicable fee, commission or discount arrangements with them.

                The date of this Prospectus is October   , 1994

     All specific terms of the offering and sale of Securities, including the initial public offering price, aggregate amount, listing on any securities exchange or quotation system, risk factors and the agents, dealers or underwriters, if any, to be utilized in connection with the sale of the Securities, will be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement").

     With respect to the Preferred Stock, the related Prospectus Supplement will set forth the specific designation, rights, preferences, privileges and restrictions thereof, including dividend rate or rates (or method of ascertaining the same), dividend payment dates, voting rights, liquidation preference, and any conversion, exchange, redemption or sinking fund provisions.

     With respect to the Debt Securities, the related Prospectus Supplement will set forth the specific designation, rights and restrictions, including the issuer of the Debt Securities, whether they are senior or subordinated, the currencies or currency units in which they are denominated, the aggregate principal amount, the maturity, rate and time of payment of interest, the terms of the Guarantee, if any, and any conversion, exchange, redemption or sinking fund provisions.

     With respect to the Preferred Stock Warrants, Third Party Warrants and Debt Warrants the related Prospectus Supplement will contain a description of the Preferred Stock, capital stock or debt of such third party and Debt Securities, respectively, for which each warrant will be exercisable and the exercise price, duration, detachability, call provisions and other principal terms of such Warrants.

     With respect to the Currency Warrants, the related Prospectus Supplement will set forth whether such Warrants represent the right to purchase ("Currency Call Warrants") or to sell ("Currency Put Warrants") an amount of non-U.S. currency or currencies; whether the cash value payable upon exercise ("Cash Settlement Value") will be based on the exchange rate prevailing at the time of payment of the U.S. dollar (i) as compared to a specified non-U.S. currency or units of two or more specified non-U.S. currencies ("Reference Currency") or
(ii) as determined by reference to a Currency Index of two or more specified non-U.S. currencies or currency units ("Currency Index"); the particular Reference Currency or Currency Index (including each Index Currency included therein), as applicable, to which the Cash Settlement Value of such Warrants is related; the date on which the right to exercise such Warrants commences and the expiration date of such Warrants; the manner in which such Warrants may be exercised and any restrictions on, or other special provisions relating to, the exercise of such Warrants; whether and under what circumstances such Warrants may be canceled by Intel prior to their expiration date or the exercise or valuation of, or payment for, such Warrants may be delayed or postponed; the method of determining the amount payable in connection with the exercise or cancellation of such Warrants, including, if the Warrants relate to a particular Currency Index, the predetermined amount to which the level of the Currency Index upon exercise of such Warrants is compared and the method of translating movements in the Currency Index into a cash amount in U.S. dollars; the amount payable on cancellation of such Warrants ("Cancellation Amount") or the amount payable upon suspension of the exercise of, or postponement of valuation of or payment for, such Warrants ("Alternative Settlement Amount"), in each case if applicable, and the minimum expiration value, if any, payable in certain circumstances upon expiration or exercise of such Warrants ("Minimum Expiration Value"); certain U.S. federal income tax consequences relating to such Warrants; and any other specific terms of, or information regarding, such Warrants.

     With respect to the Stock Index Warrants, the related Prospectus Supplement will set forth certain information regarding the stock index (which will be an established, broadly-based index related to a major domestic or foreign equity trading market unless otherwise specified) ("Stock Index") and the underlying stocks ("Underlying Stocks"); whether payment on exercise of such Warrants will be determined by reference to decreases ("Stock Index Put Warrants"), increases ("Stock Index Call Warrants") or other measurement in the level of the Stock Index; the date on which the right to exercise such Warrants commences and the expiration date of such Warrants; the manner in which such Warrants may be exercised and any restrictions on, or other special provisions relating to, the exercise of such Warrants; the currency, currency units or composite currency ("Currency") in which payments on the Warrants will be made (which will be U.S. dollars unless otherwise specified); whether and under what circumstances such Warrants may be canceled by Intel prior to their expiration date or the exercise or valuation of, or payment for, such Warrants may be delayed or postponed; the method of determining the amount payable in connection with the exercise or cancellation of such Warrants, including the predetermined amount with respect to which movements in the level of the Stock Index are determined upon exercise or cancellation of such Warrants; the method of translating movements in the Stock Index into a cash amount in the Currency in which such Warrants are payable, including, for Warrants relating to a foreign Stock Index ("Foreign Stock Index"), the method of converting amounts in such foreign currency into U.S. dollars (or such other Currency in which such Warrants are payable); the Cancellation Amount or Alternative Settlement Amount, in each case if applicable, and the Minimum Expiration Value, if any, payable in certain circumstances upon expiration or exercise of such Warrants; certain U.S. federal income tax consequences relating to such Warrants; and any other specific terms of, or information regarding, such Warrants.

     With respect to the Other Warrants, the related Prospectus Supplement will set forth certain information regarding a commodity or other item (a "Commodity") or a commodity index or other index (a "Commodity Index" and collectively with "Commodity" an "Exercise Item"); whether payment on exercise of such Warrants will be determined by reference to decreases ("Other Put Warrants"), increases ("Other Call Warrants") or another measurement in the value of the Commodity or the level of the Commodity Index; the date on which the right to exercise such Warrants commences and the expiration date of such Warrants; the manner in which such Warrants may be exercised and any restrictions on, or other special provisions relating to, the exercise of such Warrants; the Currency in which payments on the Warrants will be made (which will be U.S. dollars unless otherwise specified); whether and under what circumstances such Warrants may be canceled by Intel prior to their expiration date or the exercise or valuation of, or payment for, such Warrants may be delayed or postponed; the method of determining the amount payable in connection with the exercise or cancellation of such Warrants, including the predetermined amount with respect to which movements in the Commodity or Commodity Index are determined upon exercise or cancellation of such Warrants; the method of translating movements in the Commodity or Commodity Index into a cash amount in the Currency in which such Warrants are payable; the Cancellation Amount or Alternative Settlement Amount, in each case if applicable, and the Minimum Expiration Value, if any, payable in certain circumstances upon expiration or exercise of such Warrants; certain U.S. federal income tax consequences relating to such Warrants; and any other specific terms of, or information regarding, such Warrants.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OVERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON ANY EXCHANGE ON WHICH THE SECURITIES ARE LISTED, IN THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                            ------------------------

                             AVAILABLE INFORMATION

     Intel is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning Intel can be inspected and copied at the public reference facilities maintained by the Commission at its offices at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Intel Overseas is not subject to the informational requirements of the Exchange Act.

     Intel and Intel Overseas have filed with the Commission certain registration statements on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") as follows: a registration statement filed in February 1988 by Intel originally related to $150,000,000 of Debt Securities of Intel and $30,000,000 of Currency Warrants and was amended in May 1993 to cover all Securities, except Intel Overseas Debt Securities, and to aggregate the dollar amount of the Securities registered (the "1988 Registration Statement"); a registration statement filed in November 1992 by Intel relates to $150,000,000 of Stock Index Warrants (the "1992 Registration Statement"); a Registration Statement filed in March 1993 by Intel and Intel Overseas relates to $3,000,000,000 of Securities (of which $1,030,000,000 remains available) (the "1993 Registration Statement"); and a Registration Statement filed in October 1994 by Intel and Intel Overseas relates to $1,000,000 of Securities (the "1994 Registration Statement," and together with the 1988 Registration Statement, the 1992 Registration Statement and the 1993 Registration Statement, collectively the "Registration Statements"). This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commissions. For further information, reference is hereby made to the Registration Statements.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Intel's Annual Report on Form 10-K for the year ended December 25, 1993 and Quarterly Reports on Form 10-Q for the quarters ended April 2, 1994 and July 2, 1994 are incorporated in this Prospectus by reference. All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Intel or Intel Overseas will provide without charge to each person to whom a copy of the Prospectus has been delivered, and who makes a written or oral request, a copy of any and all of the information that has been incorporated by reference in the Registration Statements, excluding exhibits. Requests should be directed to: F. Thomas Dunlap, Jr., Secretary, Intel Corporation, 2200 Mission College Boulevard, Santa Clara, California 95052-8119 (telephone number: (408) 765-8080).
                            ------------------------

     References herein to "U.S. dollar," "dollar," "U.S.$" or "$" are to the lawful currency of the United States of America.
                            ------------------------

     An index to defined terms used herein is located on the inside back cover of this Prospectus.

                                     INTEL

     Intel designs, develops, manufactures and markets advanced microcomputer components and related products at various levels of integration. Intel's strategy is to offer original equipment manufacturers (OEMs) a range of solutions for their needs at component, board and system levels, and to offer personal computer end users products that enhance their systems in the areas of connectivity, performance and portability.

     Intel's microcomputer components are integrated circuits consisting of silicon-based semiconductors etched with complex patterns of transistors. Intel's component products are primarily microprocessors, microprocessor peripheral components, memory components and embedded control products. A microprocessor is the central processing unit (CPU) of a microcomputer. It processes system data and controls input, output, peripheral and memory devices. Intel offers microprocessors in two main families: the 32-bit Inte1486(TM) and Pentium(TM) microprocessor family which is used in personal computers, minicomputers, parallel processing systems and other applications; and the i960(R) microprocessor family which is used in embedded control applications. Intel began volume shipments of the Intel Pentium processor in late 1993. Intel also offers upgrade processors, including the OverDrive(TM) processor. A microprocessor peripheral component is a special-purpose chip that works with a CPU, managing selected input/output or other system functions such as graphics, disk memory and communications. Memory components are used to store computer programs and data entered during system operation. Intel's memory components include flash memories and erasable programmable read only memories (EPROMs). Embedded control products (microprocessors and microcontrollers) are designed to be embedded within an application and to be programmed to control the operation of that application.

     Intel provides software for networking, microcomputer operating systems and developmental and debug support for OEMs incorporating Intel microprocessors or microprocessor-based systems into their end-user products. Intel also offers a broad range of board and system-level products for use by OEMs and personal computer end users. Intel offers singleboard computer modules that can be used as the building blocks of microcomputer and real-time control systems, all of which are based on Intel components. Intel branded PC enhancement products, including both hardware and software, are sold to personal computer users to exchange or upgrade personal computers or personal computer networks. These products include add-in cards and chips that increase a system's processing power or available memory and provide it with the ability to help personal computer administrators build, use and manage local area networks (LANs). In addition, Intel offers a line of parallel supercomputers, the Paragon(TM) XP/S supercomputer, based on multiple microprocessors working simultaneously.

     Intel conducts worldwide operations principally in the United States, Israel, Western Europe, Asia Pacific and Japan.

     Intel was incorporated in California in 1968 and reincorporated in Delaware in 1989. Its principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95052 and its telephone number is (408) 765-8080.

                                 INTEL OVERSEAS

     Intel Overseas was incorporated in California in 1984, and is a wholly owned subsidiary of Intel. Intel Overseas engages in domestic sales financings and other special financings and investments. Its principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95052 and its telephone number is (408) 765-8080.

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Securities offered hereby, after hedging costs, if any, incurred in connection with the Currency Warrants or Stock Index Warrants, will be used for general corporate purposes.

                       GENERAL DESCRIPTION OF SECURITIES

     Intel may offer under this Prospectus shares of Common Stock, Preferred Stock, Intel Debt Securities, Common Stock Warrants, Preferred Stock Warrants, Third Party Warrants, Debt Warrants, Currency Warrants, Stock Index Warrants, Other Warrants or any combination of the foregoing, either individually or as units consisting of one or more Securities. Intel Overseas may offer under this Prospectus Intel Overseas Debt Securities in conjunction with Guarantees of Intel. The aggregate offering price of Securities offered by Intel and Intel Overseas under this Prospectus will not exceed $1,361,000,000. If Securities are offered as units, the terms of the units will be set forth in a Prospectus Supplement. Certain of the Securities to be offered hereby involve a high degree of risk. Such risks will be set forth in the Prospectus Supplement relating to such Security.

                        DESCRIPTION OF THE COMMON STOCK

General

     Under Intel's Restated Certificate of Incorporation (the "Certificate of Incorporation"), Intel is authorized to issue up to 1.4 billion shares of Common Stock. The Common Stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of Common Stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of Intel. Holders of shares of Common Stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of Intel. The holders of Common Stock are entitled to receive dividends, if any, as and when declared from time to time by the Board of Directors of Intel out of funds legally available therefor. Upon liquidation, dissolution or winding up of the affairs of Intel, the holders of Common Stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of Intel available for distribution to holders of Common Stock. The shares of Common Stock currently outstanding are fully paid and nonassessable.

Certain Certificate of Incorporation Provisions

     General Effect

     Intel has adopted a number of provisions in its Certificate of Incorporation that might discourage certain types of transactions that involve an actual or threatened change of control of Intel. The provisions may make it more difficult and time consuming to change majority control of the Board of Directors and thus reduce the vulnerability of Intel to an unsolicited offer, particularly an offer that does not contemplate the acquisition of all of Intel's outstanding shares.

     These provisions are intended to encourage persons seeking to acquire control of Intel to initiate such an acquisition through arms'-length negotiations with Intel's management and Board of Directors. Additionally, such provisions provide management with the time and information necessary to evaluate a takeover proposal, to study alternative proposals and to help ensure that the best transaction involving Intel is ultimately undertaken. Nonetheless, the provisions could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Intel, even though such an attempt might be beneficial to Intel and its stockholders.

     Fair Price Provision

     The Certificate of Incorporation contains a fair price provision (the "Fair Price Provision") which requires that mergers and certain other business combinations ("Business Combinations") involving Intel and persons beneficially owning 5% or more of the outstanding shares of Common Stock (an "Interested Stockholder") either (1) meet certain minimum price and procedural requirements,
(2) be approved by a majority of the members of Intel's Board of Directors who are unaffiliated with the 5% stockholder and who were directors before the stockholder became a 5% stockholder (the "Disinterested Directors"), or (3) be approved by the holders of at least 66-2/3% of the voting power of Intel's outstanding voting stock ("Voting Stock").

     Minimum Price and Procedural Requirements. To consummate a Business Combination based on the minimum price and procedural requirements condition, all the following conditions must be satisfied:

          (a) Intel's stockholders shall have the right to receive cash for their shares if cash was paid by the Interested Stockholder to acquire any shares of Intel's stock, or any interest therein, in the two years prior to the announcement of the transaction;

          (b) The aggregate amount of the cash and the fair market value (calculated in accordance with the Fair Price Provision) to be paid shall equal the higher of: (1) the highest price per share paid by the Interested Stockholder in acquiring any shares of Voting Stock during the five years prior to the date of the consummation of the Business Combination (the "Consummation Date"), or (2) the fair market value per share of Common Stock on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date") or the Consummation Date whichever is higher;

          (c) After the Determination Date and prior to the Consummation Date:
     (1) if Intel pays regular dividends, Intel shall not have failed to pay dividends, reduced the annual rate of dividends or failed to increase the rate of dividends to reflect a reduction in the number of shares of Voting Stock, unless approved by a majority of the Disinterested Directors; (2) the Interested Stockholder shall not have acquired any additional shares of Voting Stock, directly from Intel or otherwise, in any transaction after the transaction pursuant to which it became an Interested Stockholder; and
     (3) the Interested Stockholder shall not have received, at any time after it became an Interested Stockholder, whether in connection with the proposed Business Combination or otherwise, the benefit of any loan or other financial assistance or tax advantage provided by Intel (other than proportionately as a stockholder); and

          (d) A proxy or information statement disclosing the terms and conditions of the proposed Business Combination and complying with the requirements of the proxy rules promulgated under the Exchange Act must be mailed to all stockholders of Intel at least 30 days before the consummation of a Business Combination. The Disinterested Directors must be provided in such proxy statement an opportunity to state their views regarding the proposed Business Combination and to include therewith an opinion of an independent investment banking firm they have selected.

     66-2/3% Vote Required to Amend or Repeal the Fair Price Provision. The Certificate of Incorporation requires the affirmative vote of the holders of 66-2/3% or more of the outstanding Voting Stock to amend, alter or repeal, or to adopt any provisions inconsistent with, the Fair Price Provision.

     Stockholders' Meetings

     The Certificate of Incorporation allows only the Chairman of the Board or the President or a majority of the Board of Directors to call a stockholders' meeting. This limitation prevents a stockholder or group of stockholders from forcing Intel to conduct a stockholders' meeting at any time not sanctioned by the Chairman of the Board or the President or Board of Directors, regardless of the number of shares of Common Stock held by such stockholder or group of stockholders.

     No Action by Stockholder Consent

     Intel's Certificate of Incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of stockholders of Intel from being taken by the written consent of stockholders without a meeting. This provision may be altered, amended or repealed only if the holders of 66-2/3% or more of Voting Stock vote in favor of such action.

                       DESCRIPTION OF THE PREFERRED STOCK

     Under the Certificate of Incorporation, the Board of Directors of Intel may direct the issuance of up to 50,000,000 shares of Preferred Stock in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by the Board of Directors pursuant to a certificate of designation without any further vote or action by Intel's stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Intel. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to that series. The description of Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in the related Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation relating to that series. The related Prospectus Supplement will contain a description of certain United States Federal income tax consequences relating to the purchase and ownership of the series of Preferred Stock described in such Prospectus Supplement.

     The rights, preferences, privileges and restrictions of the Preferred Stock of each series will be fixed by the certificate of designation relating to such series. A Prospectus Supplement, relating to each series, will specify the terms of the Preferred Stock as follows:

          (a) The maximum number of shares to constitute the series and the distinctive designation thereof;

          (b) The annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

          (c) The price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

          (d) The liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of the series shall be entitled to receive upon the liquidation, dissolution or winding up of the affairs of Intel;

          (e) Whether or not the shares of the series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

          (f) The terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of Intel or a third party or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

          (g) The voting rights, if any, on the shares of the series; and

          (h) Any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions thereof.

     As described under "Depositary Shares," Intel may, at its option, elect to offer Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Depositary (as defined below).

                      DESCRIPTION OF THE DEPOSITARY SHARES

     The description set forth below and in the related Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipts relating to each series of the Preferred Stock which have been or will be filed with the Commission in connection with the offering of such series of the Preferred Stock.

General

     Intel may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than shares of Preferred Stock. In the event such option is exercised, Intel will provide for the issuance by a Depositary to the public of receipts for Depositary Shares, each of which will represent a fractional interest as set forth in the Prospectus Supplement relating to a particular series of the Preferred Stock.

     The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between Intel and a bank or trust company selected by Intel having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Shares, to all the rights and preferences of the Preferred Stock underlying such Depositary Shares (including dividend, voting, redemption, conversion and liquidation rights). The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement.

     Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of Intel, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at Intel's expense.

     Upon surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Depositary deliver to such holder the whole shares of Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts.

Dividends and Other Distributions

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of Intel, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

     If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever Intel redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of Preferred Stock so redeemed. If less than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

Voting the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and Intel will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock.

Amendment and Termination of the Deposit Agreement

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between Intel and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by Intel or the Depositary only if (1) all outstanding Depositary Shares relating thereto have been redeemed or (2) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of Intel and such distribution has been distributed to the holders of the related Depositary Shares.

Charges of Depositary

     Intel will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Intel will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

Miscellaneous

     The Depositary will forward to the holders of Depositary Shares all reports and communications from Intel which are delivered to the Depositary and which Intel is required to furnish to the holders of the Preferred Stock.

     Neither the Depositary nor Intel will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of Intel and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

     The Depositary may resign at any time by delivering to Intel notice of its election to do so, and Intel may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 90 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                       DESCRIPTION OF THE DEBT SECURITIES

General

     Either Intel or Intel Overseas may offer under this Prospectus Senior Debt Securities (as defined below) or Subordinated Debt Securities (as defined below) or any combination of the foregoing. The Debt Securities offered hereby will represent unsecured general obligations of Intel or Intel Overseas, as the case may be (each an "Issuer"), and will either (1) rank prior to all subordinated indebtedness of the Issuer and pari passu with all other indebtedness of the Issuer outstanding on the date of the Prospectus Supplement relating to such Debt Securities (the "Senior Debt Securities") or (2) be subordinate in right of payment to certain other debt obligations of the Issuer outstanding on the date of the Prospectus Supplement (the "Subordinated Debt Securities"). Intel Overseas Debt Securities will be fully and unconditionally guaranteed by Intel, and the obligations of Intel under the Guarantee will either (1) rank prior to all subordinated indebtedness of Intel and pari passu with all other indebtedness of Intel outstanding on the date of the Prospectus Supplement relating to such guaranteed Intel Overseas Debt Securities or (2) be subordinate in right of payment to certain other debt obligations of Intel outstanding on the date of the related Prospectus Supplement. The Senior Debt Securities and the Subordinated Debt Securities may be issued under indentures that incorporate by reference standard indenture provisions substantially in the form of the Standard Indenture Provisions of Intel (the "Intel Standard Indenture Provisions") or Intel Overseas (the "Intel Overseas Standard Indenture Provisions," collectively with the Intel Standard Indenture Provisions, the "Standard Indenture Provisions"), each of which is filed as an exhibit to the 1993 Registration Statement. In this Prospectus, any indenture relating to Senior Debt Securities is referred to as a "Senior Indenture," any indenture relating to Subordinated Debt Securities is referred to as a "Subordinated Indenture" and the Senior Indenture and the Subordinated Indenture are collectively referred to as "Indentures." None of the Indentures will limit the amount of Debt Securities that may be issued thereunder, and each Indenture will provide that Debt Securities may be issued thereunder up to an aggregate principal amount authorized from time to time by the Issuer and may be payable in any currency or currency unit designated by the Issuer or in amounts determined by reference to an index. The following summary of certain provisions that will be contained in the Indenture, if any, pursuant to which Debt Securities are issued or in the Debt Security, as the case may be, does not purport to be complete and is qualified in its entirety by reference to the applicable form of Standard Indenture Provisions or Debt Security, respectively, filed as an exhibit to the 1993 Registration Statement.

     Reference is hereby made to the related Prospectus Supplement for the following terms and other information to the extent applicable with respect to the Debt Securities being offered thereby: (1) the designation, aggregate principal amount, authorized denominations and priority of such Debt Securities;
(2) the percentage of the principal amount at which such Debt Securities will be issued; (3) the currency, currencies or currency units in which, or index with respect to which, the principal of, and any interest on, such Debt Securities may be payable; (4) the date on which such Debt Securities will mature; (5) the rate per annum at which such Debt Securities will bear interest, if any, or the method of determination of such rate; (6) the dates from and on which such interest, if any, will accrue and be payable and the designated record dates for such interest payments; (7) whether such Debt Securities are to be issued in whole or in part in the form of one or more global certificates and, if so, the identity of a depositary (the "Debt Depositary") for such global certificates;
(8) any redemption terms; (9) in the case of Debt Securities offered by Intel Overseas, the terms of the Guarantee; (10) any conversion or exchange provisions; and (11) other specific terms.

     If any of the Debt Securities are sold for foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

     The Debt Securities may be issued in fully registered form without coupons, or in a form registered as to principal only with coupons or in bearer forms with coupons. Unless otherwise specified in the related Prospectus Supplement, the Debt Securities will be only fully registered Debt Securities. In addition, Debt Securities of a series may be issuable in the form of one or more global certificates, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such Debt Securities. See "Global Debt Securities" below.

     One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

Global Debt Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with, or on behalf of, the Debt Depositary identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for Debt Securities in individually certificated form, a global Debt Security may not be transferred except as a whole to a nominee of the Debt Depositary for such global Debt Security, or by a nominee for the Debt Depositary to the Debt Depositary, or to a successor of the Debt Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in a global Debt Security representing all or a portion of a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

Conversion and Exchange

     The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for Common Stock or Preferred Stock or capital stock, debt or other securities (including options, warrants and other rights) of other entities ("Third Party Securities"), property or cash, or a combination of any of the foregoing, will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Issuer, in which the number of shares of Common Stock, Preferred Stock or Third Party Securities to be received by the holders of the Debt Securities (the "Debt Holders") would be calculated according to the factors and at such time as set forth in the related Prospectus Supplement.

Modification of Terms of Debt Securities

     Each Indenture or form of Debt Security, as the case may be, the rights and obligations of the Issuer and the rights of the Debt Holders may be modified with respect to one or more series of Debt Securities issued under such Indenture or pursuant to such form of Debt Security with the consent of the Debt Holders of not less than a majority in principal amount of the outstanding Debt Securities of each such series affected by the modification or amendment. No modification of the terms of payment of principal or interest, and no modification reducing the percentage required for modification, is effective against any Debt Holder without its consent.

Events of Default

     Each Indenture or form of Debt Security, as the case may be, will provide that the following are events of default with respect to any series of Debt Securities issued thereunder: (1) default in the payment of the principal of any Debt Security of such series when and as the same shall be due and payable; (2) default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the

Debt Securities of such series; (3) default for 30 days in the payment of any installment of interest on any Debt Securities of such series; (4) default for 90 days after notice in the performance in any material respect of any other covenants in respect of the Debt Securities of such series contained in the Indenture; (5) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Issuer (or guarantor, if applicable) or its property; and (6) any other event of default provided in the applicable Board of Directors' resolution or supplemental indenture under which such series of Debt Securities is issued. An event of default with respect to a particular series of Debt Securities issued under an Indenture or form of Debt Security, as the case may be, will not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under such Indenture or form of Debt Security, as the case may be. The trustee under an Indenture may withhold notice to the Debt Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal or interest) if it considers such withholding in the interests of such Debt Holders.

     If an event of default with respect to any series of Debt Securities shall have occurred and be continuing, the appropriate trustee under the Indenture, if any, or the Debt Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement, of all the Debt Securities of such series to be due and payable immediately.

     The Issuer will file at least annually with each trustee under an Indenture a certificate, signed by specified officers, stating whether or not such officers have knowledge of any default, and, if so, specifying each such default and the nature thereof.

     Subject to provisions relating to its duties in case of default, a trustee under the Indentures shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any Debt Holders, unless such Debt Holders shall have offered to such trustee reasonable indemnity. Subject to such provisions for indemnification, the Debt Holders of a majority in principal amount of the Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the appropriate trustee, or exercising any trust or power conferred upon such trustee, with respect to the Debt Securities of such series.

Payment and Transfer

     Principal of, and premium and interest, if any, on, fully registered Debt Securities will be payable at the corporate trust office of the trustee or any other office maintained by the Issuer for such purposes, provided that payment of interest, if any, will be made, unless otherwise provided in the related Prospectus Supplement, by check mailed to the persons in whose names such Debt Securities are registered at the close of business on the day or days specified in the Prospectus Supplement. The principal of, and premium and interest, if any, on, Debt Securities in other forms will be payable in the manner and at the place or places as designated by the Issuer and specified in the related Prospectus Supplement.

     Fully registered Debt Securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by the Issuer for such purposes, subject to the limitations in the applicable Indenture, without the payment of any service charge except for any tax or governmental charge incidental thereto. Provisions with respect to the transfer and exchange of Debt Securities in other forms will be set forth in the related Prospectus Supplement.

Defeasance

     An Indenture will provide that it will cease to be of further effect with respect to a certain series of Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities) if (1) the Issuer delivers to the trustee for the Debt Securities of such series for cancellation all Debt Securities of all series and the coupons, if any, appertaining thereto, or (2) if the Issuer deposits into trust with the trustee money or United States government obligations, that, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal of, and interest on, the Securities of such series on the dates such payments are due or redeemable in accordance with the terms of such Securities.

Senior Debt Securities

     The Senior Debt Securities will constitute part of the Senior Indebtedness (as defined below) of the Issuer and will rank pari passu with all outstanding senior debt. Except as set forth in the related Prospectus Supplement, the outstanding Subordinated Indebtedness (as defined below) has been, or will be, subordinated, as to payment of principal, and premium and interest, if any, to Senior Indebtedness, including the Senior Debt Securities.

Subordinated Debt Securities

     Except as described in the related Prospectus Supplement, the Subordinated Debt Securities will be junior and subordinate in right of payment to all Senior Indebtedness of the Issuer, whether outstanding at the date of the Subordinated Indenture, if any, or issuance, as the case may be, or incurred after such date. The term "Senior Indebtedness" will be defined to mean (1) all indebtedness of the Issuer for money borrowed (including purchase-money obligations with an original maturity in excess of one year) or evidence by debentures, notes or other corporate debt securities or similar instruments issued by the Issuer, (2) indebtedness or obligations of the Issuer constituting a guarantee of indebtedness of or an obligation of others of the type referred to in (1) above, or (3) any modification, extension, renewal or refunding of any of the indebtedness or obligations referred to in (1) or (2) above, except any indebtedness or obligation or modification, extension, renewal or refunding that, under the express provisions of the instrument creating or evidencing it, or pursuant to which it is outstanding, is not superior in right of payment to the Subordinated Debt Securities. "Subordinated Indebtedness" will be defined to mean all indebtedness of the Issuer that is subordinate and junior in right of payment to any other indebtedness of the Issuer.

     Upon any distribution of assets of the Issuer in connection with any dissolution, winding up, liquidation or reorganization of the Issuer, the holders of all Senior Indebtedness will first be entitled to receive payment in full of principal of, and interest, if any, on, such Senior Indebtedness before the holders of Subordinated Debt Securities are entitled to receive any payment thereon. If any Subordinated Debt Security is declared due and payable because of the occurrence of an event of default, under circumstances when the provisions of the foregoing sentence are not applicable, the trustee under a Subordinated Indenture, if any, or the holders of Subordinated Debt Securities shall be entitled to payment only after there shall first have been paid in full the Senior Indebtedness outstanding at the time such Subordinated Debt Security so becomes due and payable because of such event of default. During the continuance of any default with respect to Senior Indebtedness, or if a default would be caused by any payment upon or in respect of the Subordinated Debt Securities, or if any Subordinated Debt Securities are declared or become payable before their stated maturity because of an event of default, no payment may be made by the Issuer or be due or payable upon or in respect of the Subordinated Debt Securities until all Senior Indebtedness has been paid in full.

     This subordination will not prevent the occurrence of any event of default. There is no limitation on the issuance of additional Senior Indebtedness in a Subordinated Indenture.

Intel Guarantee

     Intel will fully and unconditionally guarantee to the holders from time to time of any Intel Overseas Debt Securities: (1) the full and prompt payment of the principal of and any redemption premium on any Debt Securities when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise and (2) the full and prompt payment of the interest on any Debt Securities when and as the same shall become due. The Guarantee will remain in effect until the entire principal of, and interest and premium if any on, the Intel Overseas Debt Securities shall have been paid in full or otherwise discharged in accordance with the provisions of the Indenture, if any, or form of Intel Overseas Debt Security, as the case may be. In the event of a default in the payment of principal of or any premium on any Intel Overseas Debt Security when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in any sinking fund payment, or in the event of a default in the payment of any interest on any Debt Security when and as the same shall become due, the Trustee or holders thereof will have the right to proceed first and directly against Intel without first proceeding against Intel Overseas or exhausting any other remedies which it may have. Any Guarantee may be subordinated to other obligations of Intel in the same manner as described in the first and third sentences of the second paragraph under "Subordinated Debt Securities."

       DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON OR PREFERRED STOCK

     The following statements with respect to the Common Stock Warrants and Preferred Stock Warrants (collectively, the "Stock Warrants") are summaries of, and subject to, the detailed provisions of a warrant agreement ("Stock Warrant Agreement") to be entered into by Intel and a warrant agent to be selected at the time of issue (the "Stock Warrant Agent"), which Stock Warrant Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Stock Warrant Provisions (the "Stock Warrant Provisions") filed as an exhibit to the 1993 Registration Statement.

General

     The Stock Warrants, evidenced by warrant certificates (the "Stock Warrant Certificates"), may be issued under the Stock Warrant Agreement independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. If Stock Warrants are offered, the related Prospectus Supplement will describe the terms of the Stock Warrants, including without limitation the following: (1) the offering price, if any; (2) the designation and terms of the Common or Preferred Stock purchasable upon exercise of the Stock Warrants; (3) the number of shares of Common or Preferred Stock purchasable upon exercise of one Stock Warrant and the initial price at which such shares may be purchased upon exercise; (4) the date on which the right to exercise the Stock Warrants shall commence and the date on which such right shall expire; (5) Federal income tax consequences; (6) call provisions, if any; (7) the currency, currencies or currency units in which the offering price, if any, and exercise price are payable; (8) the antidilution provisions of the Stock Warrants; and (9) any other terms of the Stock Warrants. The shares of Common or Preferred Stock issuable upon exercise of the Stock Warrants will, when issued in accordance with the Stock Warrant Agreement, be fully paid and nonassessable.

Exercise of Stock Warrants

     Stock Warrants may be exercised by surrendering to the Stock Warrant Agent the Stock Warrant certificate signed by the warrantholder, or its duly authorized agent, indicating the warrantholder's election to exercise all or a portion of the Stock Warrants evidenced by the certificate. Surrendered Stock Warrant certificates shall be accompanied by payment of the aggregate exercise price of the Stock Warrants to be exercised, as set forth in the related Prospectus Supplement, which payment may be made in the form of cash or a check equal to the exercise price. Certificates evidencing duly exercised Stock Warrants will be delivered by the Stock Warrant Agent to the transfer agent for the Common Stock or the Preferred Stock, as the case may be. Upon receipt thereof, the transfer agent shall deliver or cause to be delivered, to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of Common Stock or Preferred Stock purchased. If fewer than all of the Stock Warrants evidenced by any certificate are exercised, the Stock Warrant Agent shall deliver to the exercising warrantholder a new Stock Warrant certificate representing the unexercised Stock Warrants.

Antidilution Provisions

     The exercise price payable and the number of shares of Common or Preferred Stock purchasable upon the exercise of each Stock Warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common or Preferred Stock, respectively, or a combination, subdivision or reclassification of Common or Preferred Stock, respectively. In lieu of adjusting the number of shares of Common or Preferred Stock purchasable upon exercise of each Stock Warrant, Intel may elect to adjust the number of Stock Warrants. No adjustment in the number of shares purchasable upon exercise of the Stock Warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. Intel may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of Stock Warrants, but Intel will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Intel as an entirety or substantially as an entirety, the holder of each outstanding Stock Warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common or Preferred Stock into which such Stock Warrants were exercisable immediately prior thereto.

No Rights as Stockholders

     Holders of Stock Warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of Intel or any other matter, or to exercise any rights whatsoever as stockholders of Intel.

                    DESCRIPTION OF THE THIRD PARTY WARRANTS

     The following statements with respect to the Third Party Warrants are summaries of, and subject to, the detailed provisions of a warrant agreement (the "Third Party Warrant Agreement") to be entered into by Intel and a warrant agent to be selected at the time of issue (the "Third Party Warrant Agent"), which Third Party Warrant Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Stock Warrant Provisions filed as an exhibit to the 1993 Registration Statement or other provisions set forth in the Third Party Warrant Agreement which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

General

     The Third Party Warrants, evidenced by warrant certificates (the "Third Party Warrant Certificates"), may be issued under the Third Party Warrant Agreement independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. If Third Party Warrants are offered, the related Prospectus Supplement will describe the terms of the warrants, including without limitation the following:
(1) the offering price, if any; (2) the designation, aggregate principal amount and terms of the Third Party Securities purchasable upon exercise of the warrants; (3) if applicable, the designation and terms of the Third Party Securities with which the Third Party Warrants are issued and the number of Third Party Warrants issued with each such Third Party Security; (4) if applicable, the date on and after which the Third Party Warrants and the related Third Party Securities will be separately transferable; (5) the number or principal amount of Third Party Securities purchasable upon exercise of one Third Party Warrant and the price at which such principal amount of Third Party Securities may be purchased upon exercise; (6) the date on which the right to exercise the Third Party Warrants shall commence and the date on which such right shall expire; (7) Federal income tax consequences; (8) whether the warrants represented by the Third Party Warrant certificates will be issued in registered or bearer form; (9) the currency, currencies or currency units in which the offering price, if any, and exercise price are payable; (10) the antidilution provisions of the Third Party Warrants; and (11) any other terms of the Third Party Warrants.

     Third Party Warrant Certificates may be exchanged for new Third Party Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Third Party Warrant Agent, which will be listed in the related Prospectus Supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of Third Party Securities (except as may be otherwise set forth in the Prospectus Supplement).

Exercise of Third Party Warrants

     Third Party Warrants may be exercised by surrendering the Third Party Warrant Certificate at the corporate trust office of the Third Party Warrant Agent, with the form of election to purchase on the reverse side of the Third Party Warrant Certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon the exercise of Third Party Warrants, the Third Party Warrant Agent will, as soon as practicable, deliver the Third Party Securities in authorized denominations in accordance with the instructions of the exercising warrantholder and at the sole cost and risk of such holder. If less than all of the Third Party Warrants evidenced by the Third Party Warrant Certificate are exercised, a new Third Party Warrant Certificate will be issued for the remaining amount of Third Party Warrants.

            DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

     The following statements with respect to the Debt Warrants are summaries of, and subject to, the detailed provisions of a warrant agreement (the "Debt Warrant Agreement") to be entered into by Intel and a warrant agent to be selected at the time of issue (the "Debt Warrant Agent"), which Debt Warrant Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Securities Warrant Provisions (the "Debt Warrant Provisions") filed as an exhibit to the 1993 Registration Statement.

General

     The Debt Warrants, evidenced by warrant certificates (the "Debt Warrant Certificates"), may be issued under the Debt Warrant Agreement independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. If Debt Warrants are offered, the related Prospectus Supplement will describe the terms of the warrants, including without limitation the following: (1) the offering price, if any; (2) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the warrants; (3) if applicable, the designation and terms of the Debt Securities with which the Debt Warrants are issued and the number of Debt Warrants issued with each such Debt Security; (4) if applicable, the date on and after which the Debt Warrants and the related Securities will be separately transferable; (5) the principal amount of Debt Securities purchasable upon exercise of one Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise; (6) the date on which the right to exercise the Debt Warrants shall commence and the date on which such right shall expire; (7) Federal income tax consequences; (8) whether the warrants represented by the Debt Warrant certificates will be issued in registered or bearer form; (9) the currency, currencies or currency units in which the offering price, if any, and exercise price are payable; (10) the antidilution provisions of the Debt Warrants; and (11) any other terms of the Debt Warrants.

     Debt Warrant Certificates may be exchanged for new Debt Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Debt Warrant Agent, which will be listed in the related Prospectus Supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of Debt Securities (except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an Indenture or form of the Debt Security, as the case may be, and the series of Debt Securities issuable upon exercise of the Debt Warrants) and are not entitled to payments of principal of and interest, if any, on the Debt Securities.

Exercise of Debt Warrants

     Debt Warrants may be exercised by surrendering the Debt Warrant Certificate at the corporate trust office of the Debt Warrant Agent, with the form of election to purchase on the reverse side of the Debt Warrant Certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon the exercise of Debt Warrants, the Debt Warrant Agent will, as soon as practicable, deliver the Debt Securities in authorized denominations in accordance with the instructions of the exercising warrantholder and at the sole cost and risk of such holder. If less than all of the Debt Warrants evidenced by the Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

             DESCRIPTION OF THE FOREIGN CURRENCY EXCHANGE WARRANTS

Risk Factors

     Investment in the Currency Warrants may entail a number of risks, including those related to fluctuations in the foreign currency markets and potential illiquidity in the secondary market. Prospective purchasers of the Currency Warrants should recognize that their Currency Warrants, other than those having a Minimum Expiration Value, may expire worthless. Purchasers should be prepared to sustain a loss of some or all of the purchase price of their Currency Warrants. Prospective purchasers of the Currency Warrants should be experienced with respect to options and options transactions and understand the risks of foreign currency transactions and should reach an investment decision only after careful consideration, with their advisors, of the suitability of the Currency Warrants in light of their particular financial circumstances, the information set forth below and the information regarding the Currency Warrants set forth in the related Prospectus Supplement. Prospective purchasers of the Currency Warrants are urged to read the information set forth under "Risk Factors" in the related Prospectus Supplement.

General

     The following description of the terms of the Currency Warrants sets forth certain general terms and provisions of the Currency Warrants to which any Prospectus Supplement may relate. The particular terms of the Currency Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Currency Warrants so offered will be described in such Prospectus Supplement.

     Each issue of Currency Warrants will be issued under a separate warrant agreement (each, a "Currency Warrant Agreement") to be entered into between Intel and a bank or trust company, as warrant agent (the "Currency Warrant Agent"), all as described in the Prospectus Supplement relating to such Currency Warrants. A single bank or trust company may act as Currency Warrant Agent for more than one issue of Currency Warrants. The Currency Warrant Agent will act solely as the agent of Intel under the applicable Currency Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such Currency Warrants (the "Currency Warrantholders"). A copy of the form of Currency Warrant Agreement, including warrant certificates, as amended, is filed as an exhibit to the 1988 Registration Statement. The following summaries of certain provisions of the Currency Warrants and the form of Currency Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Currency Warrants and the Currency Warrant Agreement.

     Intel will have the right to "reopen" any outstanding issue of Currency Warrants by issuing additional Currency Warrants of such issue. Intel has not determined the specific circumstances under which it may decide to reopen an outstanding issue of Currency Warrants. Although Intel would do so only in a manner which it believes would not have a material adverse effect on the trading price of the outstanding Currency Warrants of such issue, there can be no assurance that the reopening of any outstanding issue of Currency Warrants would not have a material adverse effect on the trading price of outstanding Currency Warrants of such issue.

     Each Currency Warrant will entitle the Currency Warrantholder to receive from Intel upon exercise the Cash Settlement Value of such Warrant, which will be a cash amount in U.S. dollars (1) in the case of a Currency Put Warrant, determined by reference to the amount, if any, by which a predetermined exchange rate of a Reference Currency as compared to the U.S. dollar or a predetermined level or range of levels of a Currency Index, as applicable (the "Strike Rate"), exceeds the then-current spot exchange rate of such Reference Currency as compared to the U.S. dollar or the then-current level or range of levels of such Currency Index, as applicable (the "Spot Rate") on a date following the date of exercise (the "Valuation Date") (which will generally be the relevant business day following the date of exercise) and (2) in the case of a Currency Call Warrant, determined by reference to the amount, if any, by which the Spot Rate on the Valuation Date exercise exceeds the Strike Rate. The Prospectus Supplement for an issue of Currency Warrants will set forth the formula pursuant to which the Cash Settlement Value of such Currency Warrants will be determined. The Strike Rate may either be a fixed amount or an amount that varies during the term of such Currency Warrants in accordance with a schedule or formula. Certain Currency Warrants will, if specified in the related Prospectus Supplement, entitle the Currency Warrantholder to receive from Intel, upon automatic exercise at expiration and under any other circumstances specified in the related Prospectus Supplement, an amount equal to the greater of the applicable Cash Settlement Value and the Minimum Expiration Value of such Currency Warrants. In addition, if so specified in the related Prospectus Supplement, following the occurrence of an Extraordinary Event or Exercise Limitation Event (as defined below) described in such Prospectus Supplement, the Cash Settlement Value of a Currency Warrant may, at the option of Intel, be determined on a different basis, including in connection with automatic exercise at expiration.

     A Currency Warrant will be settled only in U.S. dollars and, accordingly, will not entitle a Currency Warrantholder to sell, deliver, purchase or take delivery of any non-U.S. currency to or from Intel, and Intel will be under no obligation to, nor will it, purchase or take delivery of or sell or deliver any non-U.S. currency from or to Currency Warrantholders pursuant to the Currency Warrants.

     Unless otherwise specified in the related Prospectus Supplement, the Currency Warrants will be deemed to be automatically exercised upon expiration and, if so specified in the related Prospectus Supplement, may be deemed to be automatically exercised upon the occurrence of other events. Upon such automatic exercise, Currency Warrantholders will be entitled to receive the Cash Settlement Value of the Currency Warrants, if any, except that holders of any Currency Warrants having a Minimum Expiration Value will be entitled to receive an amount equal to the greater of such Cash Settlement Value and the applicable Minimum Expiration Value. The Minimum Expiration Value may be either a fixed amount or an amount that varies during the term of the Currency Warrants in accordance with a schedule or formula. Any Minimum Expiration Value applicable to an issue of Currency Warrants, as well as any additional circumstances resulting in the automatic exercise of such Warrants, will be specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, the Currency Warrants may be canceled by Intel upon the occurrence of one or more events ("Extraordinary Events") described in such Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, any exercise of the Currency Warrants may be suspended by Intel, and the valuation of or payment for such Warrants may be postponed upon the occurrence of an Extraordinary Event or certain other events ("Exercise Limitation Events") described in such Prospectus Supplement. Upon such cancellation or such suspension or postponement, the affected Warrantholders may be entitled to receive only the applicable Cancellation Amount or Alternative Settlement Amount specified in such Prospectus Supplement. The Cancellation Amount or Alternative Settlement Amount may be either a fixed amount or an amount that varies during the term of the Currency Warrants in accordance with a specified schedule or formula.

     Reference is hereby made to the Prospectus Supplement relating to the particular issue of Currency Warrants offered thereby for the terms of such Currency Warrants, including, where applicable: (1) the aggregate amount of such Currency Warrants; (2) the offering price of such Currency Warrants; (3) either
(a) the Reference Currency, which may be a nonU.S. currency or units of two or more non-U.S. currencies, or (b) the Currency Index (including each Index Currency included therein), which may be compiled and published by a third party or based on Index Currencies selected by Intel or an affiliate of Intel, in either case relating to such Currency Warrants; (4) whether such Currency Warrants are Currency Put Warrants or Currency Call Warrants; (5) the date on which the right to exercise such Currency Warrants commences and the date on which such right expires; (6) the manner in which such Currency Warrants may be exercised; (7) the minimum number, if any, of such Currency Warrants exercisable at any one time; (8) the maximum number, if any, of such Currency Warrants that may, subject to Intel's election, be exercised by all Currency Warrantholders (or by any person or entity) on any day; (9) any provisions permitting a Currency Warrantholder to condition an exercise notice on the absence of certain specified changes in the Spot Rate after the exercise date, any provisions permitting Intel to suspend exercise of or to redeem such Currency Warrants based on market conditions or other circumstances and any other special provisions relating to the exercise of such Currency Warrants; (10) any provisions for the automatic exercise of such Currency Warrants other than at expiration; (11) any provisions permitting Intel to suspend the exercise of, or postpone the valuation of or payment for, such Currency Warrants; (12) the method of determining the amount payable in connection with the exercise or cancellation of such Currency Warrants, including the Strike Rate, the method of determining the Spot Rate, the method of expressing movements in either the exchange rate of the applicable Reference Currency in relation to U.S. dollars as a cash amount in U.S. dollars or the applicable Currency Index as a cash amount in U.S. dollars, and any Cancellation Amount or Minimum Expiration Value applicable to such Currency Warrants; (13) the time or times at which amounts will be payable in respect of such Currency Warrants following exercise or automatic exercise; (14) a national securities exchange or quotation system on which such Currency Warrants will be listed;
(15) any provisions for issuing such Currency Warrants in certificated form from the perspective of Currency Warrantholders; (16) if such Currency Warrants are not issued in book-entry form, the place or places at which payment of the Cash Settlement Value, Cancellation Amount, if any, Alternative Settlement Amount, if any, and Minimum Expiration Value, if any, of such Currency Warrants is to be made by Intel, and (17) any other material terms of such Currency Warrants.

     Prospective purchasers of Currency Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Currency Warrants. The Prospectus Supplement relating to each issue of Currency Warrants will describe such tax considerations. The summary of United States federal income tax considerations contained in such Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice or prospective purchasers. Prospective purchasers of Currency Warrants are urged to consult their own tax advisors prior to any acquisition of Currency Warrants.

Book-Entry Procedures and Settlement

     Unless otherwise specified in the related Prospectus Supplement, the Currency Warrants offered thereby will be issued in book-entry form from the perspective of Currency Warrantholders. Such Currency Warrants will be issued in the form of one or more global certificates registered in the name of the nominee of the depository, The Depository Trust Company ("DTC," which term, as used herein, includes any successor depository selected by Intel).

     DTC is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by DTC only through Participants or indirect participants.

     Under the related Currency Warrant Agreement, DTC's nominee for all purposes will be considered the sole owner or holder of the Currency Warrants that are held in book-entry form. Currency Warrantholders that hold Currency Warrants in book-entry form will not be entitled to have Currency Warrants registered in their names, will not be considered the holders thereof under the related Currency Warrant Agreement and will not be entitled to exchange their book-entry Currency Warrants for Currency Warrants in definitive form ("Currency Warrant Certificates"), except under the limited circumstances described below.

     A Currency Warrantholder that is not a Participant will have its ownership of a Currency Warrant recorded on or through the records of the brokerage firm or other entity that maintains such Currency Warrantholder's account. In turn, the total number of Currency Warrants in book-entry form held by an individual brokerage firm for its clients will be maintained on the records of DTC in the name of such brokerage firm (or in the name of a Participant that acts as agent for the Currency Warrantholder's brokerage firm if such firm is not a Participant). Therefore, a Currency Warrantholder must rely upon the foregoing procedures to evidence such Currency Warrantholder's ownership of a Currency Warrant in book-entry form. Transfer of ownership of any Currency Warrant may be effected only through DTC and, if applicable, the brokerage firm or other entity that maintains the selling Currency Warrantholder's book-entry account. The laws of some states of the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits on transfer and such laws may impair the ability to own, transfer or pledge Currency Warrants in book-entry form.

     Neither Intel nor the Currency Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial owners of book-entry Currency Warrants, or for maintaining, supervising or reviewing any records relating to such beneficial owners.

     The Cash Settlement Value and, if applicable, the Cancellation Amount, Alternative Settlement Amount or Minimum Expiration Value payable in respect of Currency Warrants in book-entry form will be paid by the Currency Warrant Agent to DTC or, if so specified in the related Prospectus Supplement, to the Participants. DTC will be responsible for crediting the amount of payments that it receives from the Currency Warrant Agent to the accounts of, or the Currency Warrant Agent will make such payments directly to, the Participants or indirect participants, as the case may be, in accordance with each of their respective standard procedures. Each Participant or indirect participant will be responsible for disbursing such payments to the Currency Warrantholders that it represents and to each brokerage firm or other entity for which it acts as agent. Each such brokerage firm or other entity will be responsible for disbursing funds to the Currency Warrantholders that it represents. It is suggested that any purchaser of Currency Warrants with accounts at more than one brokerage firm only effect transactions in the Currency Warrants, including exercises, through the brokerage firm or firms through which such purchaser's Currency Warrants are held.

     Intel understands that under existing industry practices, in the event that Intel requests any action of Currency Warrantholders or that Currency Warrantholders which own Currency Warrants in book-entry form desire to give or take any action which Currency Warrantholders are entitled to give or take under the Currency Warrant Agreement, DTC would authorize the Participants to give or take such action or would otherwise act upon the instructions of Currency Warrantholders owning Currency Warrants through such Participants. Accordingly, each Currency Warrantholder which owns a Currency Warrant in book-entry form must rely on the procedures of DTC and, if such Currency Warrantholder is not a Participant, on the procedures of the Participant through which such Currency Warrantholder owns its Currency Warrant, to exercise any rights of a Currency Warrantholder under the Currency Warrant Agreement.

     If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by Intel within ninety days, or if certain events of bankruptcy or insolvency occur with respect to Intel, Intel will issue Currency Warrant Certificates in exchange for the global certificate or certificates. In addition, Intel may at any time determine not to have the Currency Warrants available in book-entry form and, in such event, will issue Currency Warrant Certificates in exchange for the global certificate or certificates. In either instance, an owner of a beneficial interest in the global certificate or certificates will be entitled to have Currency Warrants equal in aggregate amount to such beneficial interest registered in its name and will be entitled to physical delivery of Currency Warrant Certificates representing such Currency Warrants. The registered owner of such Currency Warrants will be entitled to receive the Cash Settlement Value and, if applicable, the Minimum Expiration Value payable in respect of such Currency Warrants, upon surrender of such Currency Warrant Certificates to the Currency Warrant Agent in accordance with the procedures set forth in the related Prospectus Supplement.

Listing

     Unless otherwise indicated in the related Prospectus Supplement, the Currency Warrants offered thereby will be listed on a national securities exchange or quotation system as specified in such Prospectus Supplement. It is expected that such exchange or system will cease trading an issue of Currency Warrants as of the close of business on the expiration date of such Currency Warrants or the date on which such Currency Warrants are delisted on such exchange or system.

Modification

     Unless otherwise indicated in a Prospectus Supplement, the related Currency Warrant Agreement and the terms of the related Currency Warrants may be amended by Intel and the Currency Warrant Agent, without the consent of any Currency Warrantholders, for the purpose of curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained therein, maintaining the listing of such Currency Warrants on a national securities exchange or quotation system, maintaining the registration of such Currency Warrants under the Exchange Act, permitting the issuance of individual Currency Warrant certificates to Currency Warrantholders, reflecting the issuance by Intel of additional Currency Warrants of the same issue or reflecting the appointment of a successor depository, or in any other manner which Intel may deem necessary or desirable and which, as determined by Intel in its sole discretion, will not materially and adversely affect the interests of the Currency Warrantholders.

     Intel and the Currency Warrant Agent also may modify or amend the Currency Warrant Agreement and the terms of the related Currency Warrants, with the consent of the holders of not less than a majority in number of the then outstanding Currency Warrants affected by such modification or amendment, for any purpose, provided that no such modification or amendment that (1) decreases the Strike Rate (in the case of Currency Put Warrants) or increases the Strike Rate (in the case of Currency Call Warrants), (2) otherwise changes the determination of the Cash Settlement Value or Cancellation Amount, Alternative Settlement Amount or Minimum Expiration Value, if any, of the Warrants (or any aspects of such determination) so as to reduce the amount receivable upon exercise, cancellation or expiration, (3) shortens the period of time during which the Currency Warrants may be exercised, (4) decreases the Minimum Expiration Value, if any, or (5) otherwise materially and adversely affects the exercise rights of the Currency Warrantholders or reduces the percentage of the number of outstanding Currency Warrants the consent of whose holders is required for modification or amendment of the Currency Warrant Agreement or the terms of the related Currency Warrants, may be made without the consent of each Currency Warrantholder affected thereby.

Additional Issuances of Other Currency Warrants

     Intel shall be entitled to issue additional Currency Warrants on the same or different terms from any outstanding Currency Warrants without the consent of the Currency Warrantholders.

Merger or Consolidation, Sale or Other Dispositions

     Unless otherwise indicated in the related Prospectus Supplement, if at any time there shall be a merger or consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of Intel, then in any such event the successor or assuming corporation shall succeed to and be substituted for Intel, with the same effect as if it had been named in the Currency Warrant Agreement and in the related Currency Warrants as Intel. Intel shall thereupon be relieved of any further obligation under such Currency Warrant Agreement and Currency Warrants, and, in the event of any such sale, transfer, conveyance (other than by way of lease) or other disposition, Intel as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

Enforceability of Rights by Currency Warrantholders

     Any Currency Warrantholder may, without the consent of the Currency Warrant Agent, enforce by appropriate legal action, on its own behalf, its right to exercise, and to receive payment for, its Currency Warrants.

Federal Income Tax Considerations

     Prospective purchasers of Currency Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Currency Warrants. The Prospectus Supplement relating to each issue of Currency Warrants will describe such tax considerations. The summary of United States federal income tax considerations contained in such Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Currency Warrants are urged to consult their own tax advisors prior to any acquisition of Currency Warrants.

                    DESCRIPTION OF THE STOCK INDEX WARRANTS

Risk Factors

     Investment in the Stock Index Warrants involves a high degree of risk, including risks arising from fluctuations in the prices of the Underlying Stocks, risks relating to the Stock Index, general risks applicable to the stock market (or markets) on which the Underlying Stocks are traded and, in the case of Stock Index Warrants relating to a Foreign Stock Index and settled based on then-current currency exchange rates, foreign exchange risks. Prospective purchasers of the Stock Index Warrants should recognize that their Stock Index Warrants, other than those having a Minimum Expiration Value, may expire worthless. Purchasers should be prepared to sustain a loss of some or all of the purchase price of their Stock Index Warrants. Prospective purchasers of the Stock Index Warrants should be experienced with respect to options and options transactions and understand the risks of stock index (and, if applicable, foreign currency) transactions and should reach an investment decision only after careful consideration, with their advisors, of the suitability of the Stock Index Warrants in light of their particular financial circumstances, the information set forth below and the information regarding the Stock Index Warrants and the Stock Index set forth in the related Prospectus Supplement. Prospective purchasers of the Stock Index Warrants are urged to read the information set forth under "Risk Factors" in the related Prospectus Supplement.

General

     The following description of the terms of the Stock Index Warrants sets forth certain general terms and provisions of the Stock Index Warrants to which any Prospectus Supplement may relate. The particular terms of the Stock Index Warrants offered by any related Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Stock Index Warrants so offered will be described in such Prospectus Supplement.

     Each issue of Stock Index Warrants will be issued under a separate warrant agreement (each, a "Stock Index Warrant Agreement") to be entered into between Intel and a bank or trust company, as warrant agent (the "Stock Index Warrant Agent"), all as described in the Prospectus Supplement relating to such Stock Index Warrants. A single bank or trust company may act as Stock Index Warrant Agent for more than one issue of Stock Index Warrants. The Stock Index Warrant Agent will act solely as the agent of Intel under the applicable Stock Index Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such Stock Index Warrants (the "Stock Index Warrantholders"). A copy of the form of Stock Index Warrant Agreement, including the form of warrant certificate, is filed as an exhibit to the 1992 Registration Statement. The following summaries of certain provisions of the Stock Index Warrants and the form of Stock Index Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Stock Index Warrants and the Stock Index Warrant Agreement.

     Intel will have the right to "reopen" any outstanding issue of Stock Index Warrants by issuing additional Stock Index Warrants of such issue. Intel has not determined the specific circumstances under which it may decide to reopen an outstanding issue of Stock Index Warrants. Although Intel would do so only in a manner which it believes would not have a material adverse effect on the trading price of the outstanding Stock Index Warrants of such issue, there can be no assurance that the reopening of any outstanding issue of Stock Index Warrants would not have a material adverse effect on the trading price of outstanding Stock Index Warrants of such issue.

     Each Stock Index Warrant will entitle the Stock Index Warrantholder to receive from Intel upon exercise the Cash Settlement Value of such Stock Index Warrant, which will be an amount in cash (1) in the case of a Stock Index Put Warrant, determined by reference to the amount, if any, by which a predetermined level or range of levels of the Stock Index (the "Strike Index") exceeds the level of the Stock Index (the "Spot Index") on the Valuation Date, (2) in the case of a Stock Index Call Warrant, determined by reference to the amount, if any, by which the Spot Index on the Valuation Date exceeds the Strike Index and
(3) in the case of any other type of Stock Index Warrant, in the manner described in the related Prospectus Supplement. The

Prospectus Supplement for an issue of Stock Index Warrants will set forth the formula pursuant to which the Cash Settlement Value of such Stock Index Warrants will be determined. The Strike Index may either be a fixed level of the Stock Index or a level that varies during the term of the Stock Index Warrants in accordance with a schedule or formula. Certain Stock Index Warrants will, if specified in the related Prospectus Supplement, entitle the Stock Index Warrantholder to receive from Intel, upon automatic exercise at expiration and under any other circumstances specified in the related Prospectus Supplement, an amount equal to the greater of the applicable Cash Settlement Value and the Minimum Expiration Value of such Stock Index Warrants. In addition, if so specified in the related Prospectus Supplement, following the occurrence of an Extraordinary Event or Exercise Limitation Event described in such Prospectus Supplement, the Cash Settlement Value of a Stock Index Warrant may, at the option of Intel, be determined on a different basis, including in connection with automatic exercise at expiration. Unless otherwise specified in the related Prospectus Supplement, the Stock Index will be an established, broadly-based index related to a major domestic or foreign equity trading market, and the Cash Settlement Value, if any (and, if applicable, the Minimum Expiration Value), of the Stock Index Warrants will be payable in U.S. dollars.

     Unless otherwise indicated in the related Prospectus Supplement, a Stock Index Warrant will be settled only in cash and, accordingly, will not require or entitle a Stock Index Warrantholder to sell, deliver, purchase or take delivery of any securities (including the Underlying Stocks) to or from Intel, and Intel will be under no obligation to, nor will it, purchase or take delivery of or sell or deliver any securities (including the Underlying Stocks) from or to Stock Index Warrantholders pursuant to the Stock Index Warrants.

     Unless otherwise specified in the related Prospectus Supplement, the Stock Index Warrants will be deemed to be automatically exercised upon expiration and, if so specified in the related Prospectus Supplement, may be deemed to be automatically exercised upon the occurrence of other events. Upon such automatic exercise, Stock Index Warrantholders will be entitled to receive the Cash Settlement Value of the Stock Index Warrants, except that holders of Stock Index Warrants having a Minimum Expiration Value will be entitled to receive an amount equal to the greater of such Cash Settlement Value and the applicable Minimum Expiration Value. The Minimum Expiration Value may be either a fixed amount or an amount that varies during the term of the Stock Index Warrants in accordance with a schedule or formula. Any Minimum Expiration Value applicable to an issue of Stock Index Warrants, as well as any additional circumstances resulting in the automatic exercise of such Stock Index Warrants, will be specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, the Stock Index Warrants may be canceled by Intel, upon the occurrence of an Extraordinary Event described in such Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement any exercise of the Stock Index Warrants may be suspended by Intel, and the valuation of or payment for such Warrants may be postponed upon the occurrence of an Exercise Limitation Event described in such Prospectus Supplement. Upon such cancellation or such suspension or postponement, the affected Stock Index Warrantholders may be entitled to receive only the applicable Cancellation Amount or Alternative Settlement Amount specified in such Prospectus Supplement. The Cancellation Amount or Alternative Settlement Amount may be either a fixed amount or an amount that varies during the term of the Stock Index Warrants in accordance with a specified schedule or formula.

     Reference is hereby made to the Prospectus Supplement relating to the particular issue of Stock Index Warrants offered thereby for the terms of such Stock Index Warrants, including, where applicable: (1) the aggregate amount of such Stock Index Warrants; (2) the offering price of such Stock Index Warrants;
(3) the Stock Index for such Stock Index Warrants, which may be based on U.S. or foreign stocks or a combination thereof and may be a preexisting U.S. or foreign stock index compiled and published by a third party or an index based on a group of Underlying Stocks selected by Intel solely in connection with the issuance of such Stock Index Warrants, and certain information regarding such Stock Index and the Underlying Stocks; (4) whether such Stock Index Warrants are Stock Index Put Warrants, Stock Index Call Warrants or another type of Stock Index Warrants;
(5) the date on which the right to exercise such Stock Index Warrants commences and the date on which such right expires; (6) the manner in which such Stock Index Warrants may be exercised; (7) the minimum number, if any, of such Stock Index Warrants exercisable at any one time; (8) the maximum number, if any, of such Stock Index Warrants that may, subject to Intel's election, be exercised by all Stock Index Warrantholders (or by any person or entity) on any day; (9) any provisions permitting a Stock Index Warrantholder to condition an exercise notice on the absence of certain specified changes in the Spot Index after the exercise date, any provisions permitting Intel to suspend exercise of or to redeem such Stock Index Warrants based on market conditions or other circumstances and any other special provisions relating to the exercise of such Stock Index Warrants; (10) any provisions for the automatic exercise of such Stock Index Warrants other than at expiration; (11) any provisions permitting Intel to suspend the exercise of or postpone the valuation of or payment for, such Stock Index Warrants upon the occurrence of certain events; (12) the method of determining the amount payable in connection with the exercise or cancellation of such Stock Index Warrants, including the Strike Index, the method of determining the Spot Index, the method of expressing movements in the Stock Index as a cash amount in the currency in which the Cash Settlement Value of such Stock Index Warrants is payable, including, in the case of Stock Index Warrants relating to a Foreign Stock Index, the method of converting amounts in the relevant foreign currency or currencies into U.S. dollars (or such other currency in which such Stock Index Warrants are payable), and any Cash Settlement Value (which may be based on a different formula upon the occurrence of an Extraordinary Event or Exercise Limitation Event) or Cancellation Amount, Alternative Settlement Amount or Minimum Expiration Value, if any, applicable to such Stock Index Warrants; (13) the method of providing for a substitute index or otherwise determining the amount payable in connection with the exercise of such Stock Index Warrants if the Stock Index changes or ceases to be made available by its publisher; (14) the time or times at which amounts will be payable in respect of such Stock Index Warrants following exercise or automatic exercise; (15) a national securities exchange or quotation system on which such Stock Index Warrants will be listed; (16) any provisions for issuing such Stock Index Warrants in certificated form from the perspective of Stock Index Warrantholders; (17) if such Stock Index Warrants are not issued in book-entry form, the place or places at and the procedures by which payment of the Cash Settlement Value, Cancellation Amount, if any, Alternative Settlement Amount, if any, and Minimum Expiration Value, if any, of such Stock Index Warrants is to be made by Intel; and (18) any other terms of such Stock Index Warrants.

Book-Entry Procedures and Settlement

     Unless otherwise specified in the related Prospectus Supplement, the procedures set forth under "Description of the Foreign Currency Exchange Warrants -- Book-Entry Procedures and Settlement" will apply to the Stock Index Warrants.

Listing

     Unless otherwise indicated in the related Prospectus Supplement, the Stock Index Warrants offered thereby will be listed on a national securities exchange or quotation system as specified in such Prospectus Supplement. It is expected that such exchange or system will cease trading an issue of Stock Index Warrants as of the close of business on the expiration date of such Stock Index Warrants or on the date such Stock Index Warrants are delisted on such exchange or system. If the Stock Index Warrants are not traded on a national securities exchange or quotation system or are delisted from an exchange or system, the liquidity of the Stock Index Warrants would be adversely affected.

     Before Stock Index Warrants may be listed on a national securities exchange or quotation system, the Stock Index underlying such Stock Index Warrants must have been previously reviewed and approved by the Commission in the context of a proposal to trade stock index options or stock index warrants relating to the Stock Index on a national securities exchange or quotation system. Alternatively, if no standardized options or warrants have previously traded on such Stock Index, then the listing exchange or system must obtain the Commission's approval to list and trade the Stock Index Warrants.

Modification

     Unless otherwise specified in a Prospectus Supplement, the related Stock Index Warrant Agreement and the terms of the related Stock Index Warrants may be amended by Intel and the Stock Index Warrant Agent, without the consent of the holders of any Stock Index Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, maintaining the listing of such Stock Index Warrants on a national securities exchange or quotation system, maintaining registration of such Stock Index Warrants under the Exchange Act, permitting the issuance of individual certificates evidencing Stock Index Warrants to Stock Index Warrantholders, reflecting the issuance by Intel of additional Stock Index Warrants of the same issue or reflecting the appointment of a successor depository, or for any other purpose which Intel may deem necessary or desirable and which will not materially and adversely affect the interests of the Stock Index Warrantholders.

     Unless otherwise specified in a Prospectus Supplement, Intel and the Stock Index Warrant Agent also may modify or amend the related Stock Index Warrant Agreement and the terms of the related Stock Index Warrants, with the consent of the holders of not less than a majority in number of the then outstanding Stock Index Warrants affected by such modification or amendment, for any purpose, provided that no such modification or amendment that (1) decreases the Strike Index (in the case of Stock Index Put Warrants) or increases the Strike Index (in the case of Stock Index Call Warrants), (2) otherwise changes the determination of the Cash Settlement Value, or Cancellation Amount, Alternative Settlement Value or Minimum Expiration Value, if any, of the Stock Index Warrants (or any aspects of such determination) so as to reduce the amount receivable upon exercise, cancellation or expiration, (3) shortens the period of time during which the Stock Index Warrants may be exercised, (4) decreases the Minimum Expiration Value, if any, or (5) otherwise materially and adversely affects the exercise rights of the holders of the Stock Index Warrants or reduces the percentage of the number of outstanding Stock Index Warrants the consent of whose holders is required for modification or amendment of the Stock Index Warrant Agreement or the terms of the related Stock Index Warrants, may be made without the consent of each Stock Index Warrantholder affected thereby.

Additional Issuances of Other Stock Index Warrants; Merger, Consolidation, Sale or Other Dispositions; Enforceability of Rights by Stock Index Warrantholders; and Federal Income Tax Consequences

     Unless otherwise indicated in the related Prospectus Supplement, the information set forth under "Description of the Foreign Currency Exchange Warrants -- Additional Issuances of Other Currency Warrants; -- Merger, Consolidation, Sale or Other Dispositions; -- Enforceability of Rights by Currency Warrantholders; and -- Federal Income Tax Consequences" will apply to the Stock Index Warrants and the holders thereof.

                       DESCRIPTION OF THE OTHER WARRANTS

Risk Factors

     Investment in the Other Warrants may entail a number of risks, including those related to fluctuations in the price of the underlying Exercise Item and potential illiquidity in the secondary market. Prospective purchasers of the Other Warrants should recognize that Other Warrants, other than those having a Minimum Expiration Value, may expire worthless. Purchasers should be prepared to sustain a loss of some or all of the purchase price of Other Warrants. Prospective purchasers of the Other Warrants should be experienced with respect to options and options transactions and understand the risks of commodity-based transactions and should reach an investment decision only after careful consideration, with their advisors, of the suitability of the Other Warrants in light of their particular financial circumstances, the information set forth below and the information regarding the Other Warrants set forth in the related Prospectus Supplement. Prospective purchasers of the Other Warrants are urged to read the information set forth under "Risk Factors" in the related Prospectus Supplement.

General

     The following description of the terms of the Other Warrants sets forth certain general terms and provisions of the Other Warrants to which any Prospectus Supplement may relate. The particular terms of the Other Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Other Warrants so offered will be described in such Prospectus Supplement.

     Each issue of Other Warrants will be issued under a separate warrant agreement (each, an "Other Warrant Agreement") to be entered into between Intel and a bank or trust company, as warrant agent (the "Other Warrant Agent"), all as described in the Prospectus Supplement relating to such Other Warrants. A single bank or trust company may act as Other Warrant Agent for more than one issue of Other Warrants. The Other Warrant Agent will act solely as the agent of Intel under the applicable Other Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such Other Warrants (the "Other Warrantholders"). A copy of the form of Other Warrant Agreement, including warrant certificates, as amended, will be filed as an exhibit to or incorporated by reference in the 1993 Registration Statement. The following summaries of certain provisions of the Other Warrants and the form of Other Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Other Warrants and the Other Warrant Agreement.

     Intel will have the right to "reopen" any outstanding issue of Other Warrants by issuing additional Other Warrants of such issue. Intel has not determined the specific circumstances under which it may decide to reopen an outstanding issue of Other Warrants. Although Intel would do so only in a manner which it believes would not have a material adverse effect on the trading price of the outstanding Other Warrants of such issue, there can be no assurance that the reopening of any outstanding issue of Other Warrants would not have a material adverse effect on the trading price of outstanding Other Warrants of such issue.

     Each Other Warrant will entitle the Other Warrantholder to receive from Intel upon exercise the Cash Settlement Value of such Warrant, which will be a cash amount in U.S. dollars (1) in the case of an Other Put Warrant, determined by reference to the amount, if any, by which a predetermined value of a Commodity or a predetermined level or range of levels of a Commodity Index, as applicable (the "Commodity Strike Rate"), exceeds the then-current value of a Commodity or the level of the Commodity Index, as applicable (the "Commodity Spot Rate") on a date following the date of exercise (the "Valuation Date") (which will generally be the relevant business day following the date of exercise) and (2) in the case of an Other Call Warrant, determined by reference to the amount, if any, by which the Commodity Spot Rate on the Valuation Date exercise exceeds the Commodity Strike Rate. The Prospectus Supplement for an issue of Other Warrants will set forth the formula pursuant to which the Cash Settlement Value of such Other Warrants will be determined. The Commodity Strike Rate may either be a fixed amount or an amount that varies during the term of such Other Warrants in accordance with a schedule or formula. Certain Other Warrants will, if specified in the related Prospectus Supplement, entitle the Other Warrantholder to receive from Intel, upon automatic exercise at expiration and under any other circumstances specified in the related Prospectus Supplement, an amount equal to the greater of the applicable Cash Settlement Value and the Minimum Expiration Value of such Other Warrants. In addition, if so specified in the related Prospectus Supplement, following the occurrence of an Extraordinary Event or Exercise Limitation Event (as defined below) described in such Prospectus Supplement, the Cash Settlement Value of an Other Warrant may, at the option of Intel, be determined on a different basis, including in connection with automatic exercise at expiration.

     An Other Warrant will be settled only in U.S. dollars and, accordingly, will not entitle an Other Warrantholder to sell, deliver, purchase or take delivery of any Commodity or non-U.S. currency to or from Intel, and Intel will be under no obligation to, nor will it, purchase or take delivery of or sell or deliver any Commodity or non-U.S. currency from or to Other Warrantholders pursuant to the Other Warrants.

     Unless otherwise specified in the related Prospectus Supplement, the Other Warrants will be deemed to be automatically exercised upon expiration and, if so specified in the related Prospectus Supplement, may be deemed to be automatically exercised upon the occurrence of other events. Upon such automatic exercise, Other Warrantholders will be entitled to receive the Cash Settlement Value of the Other Warrants, if any, except that holders of any Other Warrants having a Minimum Expiration Value will be entitled to receive an amount equal to the greater of such Cash Settlement Value and the applicable Minimum Expiration Value. The Minimum Expiration Value may be either a fixed amount or an amount that varies during the term of the Other Warrants in accordance with a schedule or formula. Any Minimum Expiration Value applicable to an issue of Other Warrants, as well as any additional circumstances resulting in the automatic exercise of such Warrants, will be specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, the Other Warrants may be canceled by Intel upon the occurrence of one or more events ("Extraordinary Events") described in such Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, any exercise of the Other Warrants may be suspended by Intel, and the valuation of or payment for such Warrants may be postponed upon the occurrence of an Extraordinary Event or certain other events ("Exercise Limitation Events") described in such Prospectus Supplement. Upon such cancellation or such suspension or postponement, the affected Warrantholders may be entitled to receive only the applicable Cancellation Amount or Alternative Settlement Amount specified in such Prospectus Supplement. The Cancellation Amount or Alternative Settlement Amount may be either a fixed amount or an amount that varies during the term of the Other Warrants in accordance with a specified schedule or formula.

     Reference is hereby made to the Prospectus Supplement relating to the particular issue of Other Warrants offered thereby for the terms of such Other Warrants, including, where applicable: (1) the aggregate amount of such Other Warrants; (2) the offering price of such Other Warrants; (3) either (a) the Commodity, or (b) the Commodity Index, which may be compiled and published by a third party or based on Commodity Indices selected by Intel or an affiliate of Intel, in either case relating to such Other Warrants; (4) whether such Other Warrants are Other Put Warrants or Other Call Warrants; (5) the date on which the right to exercise such Other Warrants commences and the date on which such right expires; (6) the manner in which such Other Warrants may be exercised; (7) the minimum number, if any, of such Other Warrants exercisable at any one time;
(8) the maximum number, if any, of such Other Warrants that may, subject to Intel's election, be exercised by all Other Warrantholders (or by any person or entity) on any day; (9) any provisions permitting an Other Warrantholder to condition an exercise notice on the absence of certain specified changes in the Commodity Spot Rate after the exercise date, any provisions permitting Intel to suspend exercise of or to redeem such Other Warrants based on market conditions or other circumstances and any other special provisions relating to the exercise of such Other Warrants; (10) any provisions for the automatic exercise of such Other Warrants other than at expiration; (11) any provisions permitting Intel to suspend the exercise of, or postpone the valuation of or payment for, such Other Warrants; (12) the method of determining the amount payable in connection with the exercise or cancellation of such Other Warrants, including the Commodity Strike Rate, the method of determining the Commodity Spot Rate, the method of expressing movements in either the Commodity or the Commodity Index as a cash amount in U.S. dollars, and any Cancellation Amount or Minimum Expiration Value applicable to such Other Warrants; (13) the time or times at which amounts will be payable in respect of such Other Warrants following exercise or automatic exercise; (14) a national securities exchange or quotation system on which such Other Warrants will be listed; (15) any provisions for issuing such Other Warrants in certificated form from the perspective of Other Warrantholders; (16) if such Other Warrants are not issued in book-entry form, the place or places at which payment of the Cash Settlement Value, Cancellation Amount, if any, Alternative Settlement Amount, if any, and Minimum Expiration Value, if any, of such Other Warrants is to be made by Intel, and (17) any other material terms of such Other Warrants.

     Prospective purchasers of Other Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Other Warrants. The Prospectus Supplement relating to each issue of Other Warrants will describe such tax considerations. The summary of United States federal income tax considerations contained in such Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice or prospective purchasers. Prospective purchasers of Other Warrants are urged to consult their own tax advisors prior to any acquisition of Other Warrants.

Book-Entry Procedures and Settlement

     Unless otherwise specified in the related Prospectus Supplement, the procedures set forth under "Description of the Foreign Currency Exchange Warrants -- Book-Entry Procedures and Settlement" will apply to the Other Warrants.

Listing

     Unless otherwise indicated in the related Prospectus Supplement, the Other Warrants offered thereby will be listed on a national securities exchange or quotation system as specified in such Prospectus Supplement. It is expected that such exchange or system will cease trading an issue of Other Warrants as of the close of business on the expiration date of such Other Warrants or on the date such Other Warrants are delisted on such exchange or system. If the Other Warrants are not traded on a national securities exchange or quotation system or are delisted from an exchange or system, the liquidity of the Other Warrants would be adversely affected.

     Before Other Warrants may be listed on a national securities exchange or quotation system, the Exercise Item underlying such Other Warrants must have been previously reviewed and approved by the Commission in the context of a proposal to trade options or warrants relating to the Exercise Item on a national securities exchange or quotation system. The listing exchange or system may be required to obtain the Commission's approval to list and trade the Other Warrants.

Modification

     Unless otherwise indicated in a Prospectus Supplement, the related Other Warrant Agreement and the terms of the related Other Warrants may be amended by Intel and the Other Warrant Agent, without the consent of any Other Warrantholders, for the purpose of curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained therein, maintaining the listing of such Other Warrants on a national securities exchange or quotation system, maintaining the registration of such Other Warrants under the Exchange Act, permitting the issuance of individual Other Warrant certificates to Other Warrantholders, reflecting the issuance by Intel of additional Other Warrants of the same issue or reflecting the appointment of a successor depository, or in any other manner which Intel may deem necessary or desirable and which, as determined by Intel in its sole discretion, will not materially and adversely affect the interests of the Other Warrantholders.

     Intel and the Other Warrant Agent also may modify or amend the Other Warrant Agreement and the terms of the related Other Warrants, with the consent of the holders of not less than a majority in number of the then outstanding Other Warrants affected by such modification or amendment, for any purpose, provided that no such modification or amendment that (1) decreases the Strike Rate (in the case of Other Put Warrants) or increases the Strike Rate (in the case of Other Call Warrants), (2) otherwise changes the determination of the Cash Settlement Value or Cancellation Amount, Alternative Settlement Amount or Minimum Expiration Value, if any, of the Warrants (or any aspects of such determination) so as to reduce the amount receivable upon exercise, cancellation or expiration, (3) shortens the period of time during which the Other Warrants may be exercised, (4) decreases the Minimum Expiration Value, if any, or (5) otherwise materially and adversely affects the exercise rights of the Other Warrantholders or reduces the percentage of the number of outstanding Other Warrants the consent of whose holders is required for modification or amendment of the Other Warrant Agreement or the terms of the related Other Warrants, may be made without the consent of each Other Warrantholder affected thereby.

Additional Issuances of Other Stock Index Warrants; Merger, Consolidation, Sale or Other Dispositions; Enforceability of Rights by Stock Index Warrantholders; and Federal Income Tax Consequences

     Unless otherwise indicated in the related Prospectus Supplement, the information set forth under "Description of the Foreign Currency Exchange Warrants -- Additional Issuances of Other Currency Warrants; -- Merger, Consolidation, Sale or Other Dispositions; -- Enforceability of Rights by Currency Warrantholders; and -- Federal Income Tax Consequences" will apply to the Other Warrants and the holders thereof.

                              PLAN OF DISTRIBUTION

     Intel and Intel Overseas may sell Securities (1) through underwriters or dealers, (2) directly to one or more purchasers, or (3) through agents. A Prospectus Supplement will set forth the terms of the offering of the Securities offered thereby, including the name or names of any underwriters, the purchase price of the Securities, and the proceeds to Intel or Intel Overseas from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or market on which the Securities may be listed. Only underwriters so named in such Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Prospectus Supplement if any of the Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may also be sold directly by Intel or Intel Overseas or through agents designated by Intel or Intel Overseas from time to time. Any agent involved in the offering and sale of Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Intel or Intel Overseas to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

     If so indicated in the related Prospectus Supplement, Intel or Intel Overseas will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in such Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and such other institutions as may be approved by Intel or Intel Overseas, as the case may be. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (1) the purchase by an institution of the particular Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (2) if the particular Securities are being sold to underwriters, Intel or Intel Overseas shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of Intel or Intel Overseas or such institutional investors thereunder.

     All Securities offered other than Common Stock will be a new issue of securities with no established trading market. Any underwriters to whom such Securities are sold by Intel or Intel Overseas for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any such Securities.

     Agents and underwriters may be entitled under agreements entered into with Intel or Intel Overseas to indemnification by Intel or Intel Overseas against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, Intel or Intel Overseas in the ordinary course of business.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") which are subject to ERISA, and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of Currency Warrants, Stock Index Warrants or Other Warrants on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents, is prudent and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. See the discussions of the risks relating to an investment in such Warrants herein. Other provisions of ERISA and section 4975 of the Internal Revenue

Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of such Warrants should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or section 4975 of the Code.

     An underwriter involved in the sale of Securities and its affiliates, may be considered a "party in interest" or a "disqualified person" with respect to a Plan purchasing Securities because, among other reasons, such underwriter or its affiliate provides services to the Plan. Intel might also be a "party in interest" or "disqualified person" with respect to such a Plan. For a Plan subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of section 4975 of the Code (including individual retirement arrangements and other plans described in section 4975(a(1) of the Code) the purchase of Securities from an underwriter considered a "party in interest" or a "disqualified person" may constitute or result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code, unless such Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective funds) or PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), or PTCE 75-1, Part II or Part III (exemptions for certain principal transactions involving sales or purchases of securities between Plans and "parties in interest"). If Intel is a "party in interest" or "disqualified person" with respect to a Plan, such Plan should assure itself that PTCE 84-14, PTCE 91-38 and/or PTCE 90-1 is applicable. Any pension or other employee benefit plan considering the acquisition of Securities should consult with its counsel.

                                 LEGAL MATTERS

     The legality of the Securities offered hereby will be passed upon by Pillsbury Madison & Sutro, Menlo Park, California, counsel for Intel and Intel Overseas.

                                    EXPERTS

     The consolidated financial statements of Intel Corporation incorporated by reference in Intel Corporation's Annual Report (Form 10-K) for the year ended December 25, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 INDEX OF TERMS

                               PAGE ON WHICH
             TERM             TERM IS DEFINED
- ---------------------------------------------
                                PAGE ON WHICH
TERM                          TERM IS DEFINED
- ---------------------------------------------
Alternative Settlement
  Amount......................         2
Business Combinations.........         7
Cancellation Amount...........         2
Cash Settlement Value.........         2
Certificate of
  Incorporation...............         7
Code..........................        30
Commission....................         4
Commodity.....................         2
Commodity Index...............         2
Commodity Spot Rate...........        26
Commodity Strike Rate.........        26
Common Stock..................         1
Common Stock Warrants.........         1
Company.......................         5
Consummation Date.............         8
Currency......................         2
Currency Call Warrants........         2
Currency Index................         3
Currency Put Warrants.........         2
Currency Warrant Agent........        18
Currency Warrant Agreement....        18
Currency Warrant
  Certificates................        20
Currency Warrants.............         1
Currency Warrantholders.......        18
Debt Depositary...............        12
Debt Holders..................        13
Debt Securities...............         1
Debt Warrants.................         1
Debt Warrant Agent............        11
Debt Warrant Agreement........        17
Debt Warrant Certificates.....        17
Debt Warrant Provisions.......        17
Deposit Agreement.............         9
Depositary....................         9
Depositary Receipts...........         9
Depositary Shares.............         1
Determination Date............         8
Disinterested Directors.......         7
Disqualified Preson...........        30
DTC...........................        20
ERISA.........................        29
Exchange Act..................         4
Exercise Item.................         2
Exercise Limitation Events....        19
Extraordinary Events..........        19
Fair Price Provision..........         7
Foreign Stock Index...........         3
Guarantee.....................         1
Indentures....................        12
Index Currencies..............         2
indirect participants.........        20
Intel.........................         1
Intel Debt Securities.........         1
Intel Overseas Corporation....         1
Intel Overseas Debt
  Securities..................         1
Intel Overseas Standard
  Indenture Provisions........        12
Intel Standard Indenture
  Provisions..................        12
Interested Stockholder........         7
Issuer........................        12
Minimum Expiration Value......         3
1988 Registration Statement...         4
1992 Registration Statement...         4
1993 Registration Statement...         4
1994 Registration Statement...         4
Other Call Warrants...........         3
Other Put Warrants............         3
Other Warrant Agent...........        26
Other Warrant Agreement.......        26
Other Warrantholder...........        26
Other Warrants................         1
Participants..................        20
Parties in Interest...........        30
Plans.........................        37
Preferred Stock...............         1
Preferred Stock Warrants......         1
Prospectus Supplement.........         2
PTCE..........................        30
Reference Currency............         2
Registrant....................         5
Registration Statements.......         4
Securities....................         1
Securities Act................         4
Senior Debt Securities........        12
Senior Indebtedness...........        14
Senior Indenture..............        12
Spot Index....................        23
Spot Rate.....................        18
Standard Indenture
  Provisions..................        12
Stock Index...................         3
Stock Index Call Warrants.....         2
Stock Index Put Warrants......         2
Stock Index Warrant Agent.....        21
Stock Index Warrant
  Agreement...................        23
Stock Index Warrantholder.....        23
Stock Index Warrants..........         1
Stock Warrants................        15
Stock Warrant Agent...........        15
Stock Warrant Agreement.......        15
Stock Warrant Certificates....        15
Stock Warrant Provisions......        15
Strike Index..................        23
Strike Rate...................        18
Subordinated Debt
  Securities..................        12
Subordinated Indebtedness.....        14
Subordinated Indenture........        12
Third Party Securities........        13
Third Party Warrant Agent.....        16
Third Party Warrant
  Agreement...................        16
Third Party Warrant
  Certificate.................        16
Third Party Warrants..........         1
Underlying Stocks.............         1
U.S. dollar, dollar, U.S. $,
  $...........................         4
Valuation Date................        18
Voting Stock..................         7

             ------------------------------------------------------
             ------------------------------------------------------

  No dealer, sales representative, or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus or any Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Intel or Intel Overseas or by any agent. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates or an offer to or a solicitation of any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus, any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Intel or Intel Overseas or that the information contained herein or therein is correct as of any time subsequent to the date hereof or thereof.
                            ------------------------
                               TABLE OF CONTENTS

                                        PAGE
Available Information.................   4
Incorporation of Certain Documents by
  Reference...........................   4
Intel.................................   5
Intel Overseas........................   5
Use of Proceeds.......................   5
General Description of Securities.....   6
Description of the Common Stock.......   6
Description of the Preferred Stock....   7
Description of the Depositary
  Shares..............................   8
Description of the Debt Securities....  11
Description of the Warrants to
  Purchase Common or Preferred
  Stock...............................  15
Description of the Third Party
  Warrants............................  16
Description of the Warrants to
  Purchase Debt Securities............  17
Description of the Foreign Currency
  Exchange Warrants...................  18
Description of the Stock Index
  Warrants............................  23
Description of the Other Warrants.....  26
Plan of Distribution..................  29
ERISA Considerations..................  30
Legal Matters.........................  31
Experts...............................  31
Index of Terms........................  32
- ---------------------------------------------
- ---------------------------------------------

             ------------------------------------------------------
             ------------------------------------------------------

                               INTEL CORPORATION

                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                DEBT SECURITIES
                       WARRANTS TO PURCHASE COMMON STOCK
                      WARRANTS TO PURCHASE PREFERRED STOCK
                              THIRD PARTY WARRANTS
                      WARRANTS TO PURCHASE DEBT SECURITIES
                       FOREIGN CURRENCY EXCHANGE WARRANTS
                              STOCK INDEX WARRANTS
                                 OTHER WARRANTS
                        GUARANTEES OF DEBT SECURITIES OF
                           INTEL OVERSEAS CORPORATION

                           INTEL OVERSEAS CORPORATION

                                DEBT SECURITIES

                                October   , 1994

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     Set forth below are the approximate amounts of the fees and expenses payable by Intel in connection with the offering described in the Registration Statement; all amounts are estimated except for the SEC registration fee:

        SEC registration fee................................................  $    345
        Printing and engraving expenses.....................................  $ 50,000
        Trustees' and Warrant Agents' fees and expenses.....................  $100,000
        Rating agency fees..................................................  $100,000
        Accounting fees and expenses........................................  $ 20,000
        Legal fees and expenses.............................................  $ 50,000
        Blue sky fees and expenses (including legal fees)...................  $ 10,000
        Transfer agent's and registrar's fees and expenses..................  $ 25,000
        Miscellaneous.......................................................  $ 40,000
                                                                              --------
                  Total.....................................................  $395,345
                                                                              ========

Item 15.  Indemnification of Directors and Officers.

     Section 145 of Delaware Law permits Intel to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of Intel, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article 10 of Intel's Certificate of Incorporation and Article IX of Intel's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law. Intel also provides indemnify insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability, or related loss under the Securities Act of 1933 and the Securities Exchange Act of 1934.

     Under the terms of the Form of Intel Corporation Underwriting Agreement, U.S. Underwriting Agreement and International Underwriting Agreement filed as exhibits hereto, directors, certain officers and controlling persons of Intel or Intel Overseas are entitled to indemnification under certain circumstances including proceedings under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Item 16.  Exhibits.

    1.1     Form of Intel Corporation Underwriting Agreement (filed as Exhibit 1.1 to Intel's
            Registration Statement on Form S-3 (No. 33-58964) filed on March 2, 1993, and incorporated herein).
    4.1     Restated Certificate of Incorporation of Intel (filed as Exhibit 3.1 to Intel's
            Form 10-Q for the quarter ended March 27, 1993 as filed on May 11, 1993, and incorporated herein).
    4.2     Form of Intel Corporation Standard Indenture provisions.

    4.3     Form of Warrant Agreement, including form of Warrant relating to the Stock Index
            Warrants, as amended (filed as Exhibit 4.1 to Intel's Registration Statement on
            Form S-3 (No. 33-20117) filed on November 4, 1992, and incorporated herein.)
    4.4     Form of Intel Overseas Corporation Standard Indenture Provisions.
    4.5     Amended and Restated Bylaws of Intel, as amended through January 31, 1993 (filed as Exhibit 4.5 to Intel's Registration Statement on Form S-3 (No. 33-58964) filed on March 2, 1993, and incorporated herein).
    4.6     Form of Standard Stock Warrant Provisions (filed as Exhibit 4.6 to Intel's
            Registration Statement on Form S-3 (No. 33-58964) filed on March 2, 1993, and incorporated herein).
    4.7     Form of Standard Debt Securities Warrant Provisions, dated March 1, 1993 (filed as
            Exhibit 4.7 to Intel's Registration Statement on Form S-3 (No. 33-58964) filed on
            March 2, 1993, and incorporated herein).
    4.8     Form of Deposit Agreement (filed as Exhibit 4.8 to Intel's Registration Statement on Form S-3 (No. 33-58964) filed on March 2, 1993, and incorporated herein).
    4.9     Form of Warrant Agreement, including form of Warrant, relating to the Foreign
            Currency Exchange Warrants, as amended, (filed as Exhibit 4.12 to Intel's
            Registration Statement on Form S-3 (No. 33-58964) filed on March 2, 1993, and incorporated herein)
    5.1     Opinion of Pillsbury Madison & Sutro.
   12.1     Statement re Computation of Ratios (filed as Exhibit 12.1 to Intel's Form 10-K for the year ended December 25, 1993, and incorporated herein).
   24.1     Consent of Ernst & Young LLP, independent auditors.
   24.2     Consent of Pillsbury Madison & Sutro (included in its opinion filed as Exhibit 5.1 hereto).
   25.1     Powers of Attorney (Intel) (set forth on page II-4).
   25.2     Powers of Attorney (Intel Overseas) (set forth on page II-6).

Item 17.  Undertakings.

     Each of Intel and Intel Overseas (the "Registrants") hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs contained in periodic reports filed by Intel pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Each of the Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Intel's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described in Item 15 or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     Each of the Registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection
(a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

     The Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by a Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) The Registrants will provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 6th day of October, 1994.

                                            INTEL CORPORATION

                                            By     /s/  ANDY D. BRYANT
                                                       (Andy D. Bryant,
                                                  Vice President, Principal
                                                        Accounting and
                                                  Chief Financial Officer)

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Andy D. Bryant, Arvind Sodhani, F. Thomas Dunlap and Scott T. Smith, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities indicated on the 6th day of October, 1994.

                  SIGNATURE                                          TITLE
- ---------------------------------------------     --------------------------------------------
        /s/  GORDON E. MOORE                      Chairman of the Board of Directors
- ---------------------------------------------
            (Gordon E. Moore)
        /s/  ANDREW S. GROVE                      President, Chief Executive Officer and
- ---------------------------------------------       Director (Principal Executive Officer)
            (Andrew S. Grove)
        /s/  CRAIG R. BARRETT                     Director
- ---------------------------------------------
            (Craig R. Barrett)
        /s/  WINSTON H. CHEN                      Director
- ---------------------------------------------
            (Winston H. Chen)
          /s/  D. JAMES GUZY                      Director
- ---------------------------------------------
              (D. James Guzy)
          /s/  MAX PALEVSKY                       Director
- ---------------------------------------------
              (Max Palevsky)
           /s/  ARTHUR ROCK                       Director
- ---------------------------------------------
               (Arthur Rock)
           /s/  JANE E. SHAW                      Director
- ---------------------------------------------
               (Jane E. Shaw)
        /s/  LESLIE L. VADASZ                     Director
- ---------------------------------------------
            (Leslie L. Vadasz)
         /s/  DAVID B. YOFFIE                     Director
- ---------------------------------------------
             (David B. Yoffie)
       /s/  CHARLES E. YOUNG                      Director
- ---------------------------------------------
           (Charles E. Young)
         /s/  ANDY D. BRYANT                      Vice President, Principal Accounting and
- ---------------------------------------------       Chief Financial Officer (Principal
             (Andy D. Bryant)                       Financial and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Intel Overseas Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the day of October 6, 1994.

                                            INTEL OVERSEAS CORPORATION

                                            By    /s/  ROBERT H. PERLMAN

                                             -----------------------------------
                                               (Robert H. Perlman, President)

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Andy D. Bryant, Arvind Sodhani, F. Thomas Dunlap and Scott T. Smith, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities indicated on the 6th day of October, 1994.

                  SIGNATURE                                         TITLE
- ---------------------------------------------    --------------------------------------------
                /s/  ROBERT H. PERLMAN            President and Director (Principal
- ---------------------------------------------      Executive Oficer)
                   (Robert H. Perlman)

                /s/  ARVIND SODHANI              Treasurer and Director (Principal
- ---------------------------------------------     Financial Officer and Principal
                    (Arvind Sodhani)              Accounting Officer)

               /s/  THOMAS R. LAVELLE             Director
- ---------------------------------------------
                   (Thomas R. Lavelle)

                                               EXHIBIT INDEX

  Exhibit                                       Description
 ---------                                      -----------

    1.1     Form of Intel Corporation Underwriting Agreement (filed as Exhibit 1.1 to Intel's
            Registration Statement on Form S-3 (No. 33-58964) filed on March 2, 1993, and incorporated herein).

    4.1     Restated Certificate of Incorporation of Intel (filed as Exhibit 3.1 to Intel's
            Form 10-Q for the quarter ended March 27, 1993 as filed on May 11, 1993, and incorporated herein).

    4.2     Form of Intel Corporation Standard Indenture provisions.

    4.3     Form of Warrant Agreement, including form of Warrant relating to the Stock Index
            Warrants, as amended (filed as Exhibit 4.1 to Intel's Registration Statement on
            Form S-3 (No. 33-20117) filed on November 4, 1992, and incorporated herein.)

    4.4     Form of Intel Overseas Corporation Standard Indenture Provisions.

    4.5     Amended and Restated Bylaws of Intel, as amended through January 31, 1993 (filed as Exhibit 4.5 to Intel's Registration Statement on Form S-3 (No. 33-58964) filed on March 2, 1993, and incorporated herein).

    4.6     Form of Standard Stock Warrant Provisions (filed as Exhibit 4.6 to Intel's
            Registration Statement on Form S-3 (No. 33-58964) filed on March 2, 1993, and incorporated herein).

    4.7     Form of Standard Debt Securities Warrant Provisions, dated March 1, 1993 (filed as
            Exhibit 4.7 to Intel's Registration Statement on Form S-3 (No. 33-58964) filed on
            March 2, 1993, and incorporated herein).

    4.8     Form of Deposit Agreement (filed as Exhibit 4.8 to Intel's Registration Statement on Form S-3 (No. 33-58964) filed on March 2, 1993, and incorporated herein).

    4.9     Form of Warrant Agreement, including form of Warrant, relating to the Foreign
            Currency Exchange Warrants, as amended, (filed as Exhibit 4.12 to Intel's
            Registration Statement on Form S-3 (No. 33-58964) filed on March 2, 1993, and incorporated herein)

    5.1     Opinion of Pillsbury Madison & Sutro.

   12.1     Statement re Computation of Ratios (filed as Exhibit 12.1 to Intel's Form 10-K for the year ended December 25, 1993, and incorporated herein).

   24.1     Consent of Ernst & Young LLP, independent auditors.

   24.2     Consent of Pillsbury Madison & Sutro (included in its opinion filed as Exhibit 5.1 hereto).

   25.1     Powers of Attorney (Intel) (set forth on page II-4).

   25.2     Powers of Attorney (Intel Overseas) (set forth on page II-6).
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